                                                                   EXHIBIT 10(a)


                             PARTICIPATION AGREEMENT

                                      AMONG

                          THE WILLIAMS COMPANIES, INC.
                            (A DELAWARE CORPORATION)

                       WILLIAMS COMMUNICATIONS GROUP, INC.
                            (A DELAWARE CORPORATION)

                          WILLIAMS COMMUNICATIONS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                 WCG NOTE TRUST
                           (A DELAWARE BUSINESS TRUST)

                              WCG NOTE CORP., INC.
                            (A DELAWARE CORPORATION)

                              WILLIAMS SHARE TRUST
                           (A DELAWARE BUSINESS TRUST)

                           UNITED STATES TRUST COMPANY
                                   OF NEW YORK

                                       AND

                            WILMINGTON TRUST COMPANY


                           DATED AS OF MARCH 22, 2001

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I DEFINITIONS AND CERTAIN UNDERSTANDINGS.................................................................1
         Section 1.1       Definitions...........................................................................1
         Section 1.2       Rules of Construction.................................................................1

ARTICLE II CLOSING; AGREEMENTS TO PURCHASE AND SELL..............................................................1
         Section 2.1       Time and Place of Closing.............................................................1
         Section 2.2       Agreements............................................................................2
         Section 2.3       Closing...............................................................................2

ARTICLE III CONDITIONS PRECEDENT.................................................................................4
         Section 3.1       Conditions to the Occurrence of the Closing Date......................................4

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................7
         Section 4.1       Representations and Warranties of Williams............................................7
         Section 4.2       Representations and Warranties of WCG and WCL........................................10
         Section 4.3       Representations and Warranties of WCG with respect to the Issuer and the
                           Co-Issuer............................................................................13
         Section 4.4       Representations and Warranties of Williams with respect to the Share Trust...........17
         Section 4.5       Representations and Warranties of United States Trust Company of New York............19
         Section 4.6       Representations and Warranties of Wilmington Trust Company...........................20

ARTICLE V COVENANTS; ACKNOWLEDGEMENTS; RIGHTS...................................................................21
         Section 5.1       Covenants of Williams................................................................21
         Section 5.2       Covenants of WCG.....................................................................23

ARTICLE VI INDEMNIFICATION......................................................................................25

ARTICLE VII MISCELLANEOUS.......................................................................................26
         Section 7.1       Survival.............................................................................26
         Section 7.2       Notices..............................................................................26
         Section 7.3       Severability of Provisions...........................................................29
         Section 7.4       Governing Law; Consent to Jurisdiction...............................................29
         Section 7.5       Amendments, Waivers, Etc. ...........................................................31
         Section 7.6       Entire Agreement.....................................................................31
         Section 7.7       Benefit of Agreement.................................................................31
         Section 7.8       Expenses.............................................................................31
         Section 7.9       No Bankruptcy Petitions..............................................................33
         Section 7.10      Limitation of Liability..............................................................33
         Section 7.11      General Limitation of Liability......................................................33
         Section 7.12      Counterparts.........................................................................34

EXHIBIT AND ANNEX

Exhibit A         WCG Information Certificate

Annex A           Definitions and Rules of Construction

                  This PARTICIPATION AGREEMENT, dated as of March 22, 2001 (the "Agreement"), is by and among (i) THE WILLIAMS COMPANIES, INC., a Delaware corporation, (ii) WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation,
(iii) WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company, (iv) WCG NOTE TRUST, a Delaware business trust, (v) WCG NOTE CORP., INC., a Delaware corporation, (vi) WILLIAMS SHARE TRUST, a Delaware business trust, (vii) United States Trust Company of New York and (viii) Wilmington Trust Company (each a "Party").

                  WHEREAS, each of the Parties hereto is willing to assume the duties ascribed to it hereunder and under the other Transaction Documents on the terms and conditions expressly set forth herein and therein;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                 DEFINITIONS AND
                             CERTAIN UNDERSTANDINGS

                  Section 1.1 Definitions.

                  Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to that term in Section 1.01 of Annex A ("Annex A").

                  Section 1.2 Rules of Construction.

                  This Agreement and the definitions referred to in Section 1.1 shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A.

                                   ARTICLE II

                    CLOSING; AGREEMENTS TO PURCHASE AND SELL

                  Section 2.1 Time and Place of Closing.

                  The closing of the transactions described in Section 2.3 hereof shall commence at 9:00 a.m., New York City time, on the Closing Date at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, or at such other time and at such other location as shall be agreed by the Parties hereto.



                             Participation Agreement

                  Section 2.2 Agreements.

                  Each Party acknowledges and consents to the transactions described in Section 2.3 hereof, subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, in consideration for the agreement of each other Party as set forth herein.

                  Section 2.3 Closing.

                  On or before the Closing Date, the following transactions shall be consummated (if on the Closing Date, simultaneously, unless otherwise specified herein or in the other Transaction Documents), subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein:

                  (a) Williams. (i) On or before the Closing Date, Williams shall (x) contribute $28,000 to the Share Trust and (y) issue the Williams Preferred Stock to the Share Trust (against payment therefor of $14,000 from the Share Trust), in each case, as further consideration for the sole beneficial interest in the Share Trust.

                  (ii) On or before the Closing Date, Williams shall contribute to the Share Trust the Share Trust Reserve in the form of a Williams Demand Loan.

                  (iii) On the Closing Date, Williams shall enter into the Liquidity Agreement.

                  (iv) On the Closing Date, Williams shall enter into the Share Trust Agreement, the Remarketing and Support Agreement, the WCG Note Reset Remarketing Agreement, the Williams Payment Direction Letter and each other Transaction Document to which it is a party and that has not previously been entered into by it, and shall cause the Share Trust to enter into each Transaction Document to which it is a party and that has not previously been entered into by it.

                  (b) WCG. (i) On the Closing Date, WCG shall issue the WCG Note to the Issuer against payment of the purchase price therefor of $1,500,000,000 by the Issuer to WCG.

                  (ii) On the Closing Date, WCG shall enter into the WCG Note Indenture, the WCG Payment Direction Letter, the WCG Note Reset Remarketing Agreement and each other Transaction Document to which it is a party and that has not previously been entered into by it.

                  (c) WCL. (i) On the Closing Date, WCL shall purchase the WCL Interest from the Issuer for the purchase price thereof of $100,000,000.

                  (ii) On the Closing Date, WCL shall enter into the Issuer Trust Agreement and each other Transaction Document to which it is a party and that has not previously been entered into by it.


                             Participation Agreement

                  (d) The Issuer. (i) On or before the date hereof, the Issuer shall enter into the Note Purchase Agreement. On the Closing Date, the Issuer shall enter into the Indenture and co-issue the Senior Notes under the Indenture to the Initial Purchasers pursuant to the terms of the Note Purchase Agreement against payment of the purchase price therefor of $1,400,000,000 by the Initial Purchasers to the Issuer.

                  (ii) On the Closing Date, the Issuer shall enter into the Issuer Trust Agreement and offer and sell the WCL Interest to WCL under the Issuer Trust Agreement against payment of the purchase price therefor of $100,000,000.

                  (iii) On the Closing Date, the Issuer shall use the proceeds from the sale of the Senior Notes and the WCL Interest to purchase the WCG Note from WCG for consideration equal to its aggregate principal amount of $1,500,000,000.

                  (iv) On the Closing Date, the Issuer shall enter into the Liquidity Agreement, the Remarketing and Support Agreement, the WCG Payment Direction Letter, the WCG Note Reset Remarketing Agreement and each other Transaction Document to which it is a party and that has not previously been entered into by it.

                  (f) Co-Issuer. (i) On or before the Closing Date, the Co-Issuer shall issue its stock to the Issuer.

                  (ii) On or before the date hereof, the Co-Issuer shall enter into the Note Purchase Agreement. On the Closing Date, the Co-Issuer shall enter into the Indenture and co-issue the Senior Notes under the Indenture to the Initial Purchasers pursuant to the terms of the Note Purchase Agreement against payment of the purchase price therefor of $1,400,000,000 by the Initial Purchasers to the Issuer.

                  (iii) On the Closing Date, the Co-Issuer shall enter into each other Transaction Document to which it is a party and that has not previously been entered into by it.

                  (g) Share Trust. (i) On or before the Closing Date, the Share Trust shall issue a certificate of beneficial interest in the Share Trust to Williams pursuant to the Share Trust Agreement evidencing Williams as the sole beneficial owner of the Share Trust.

                  (ii) On or before the Closing Date, the Share Trust shall receive (x) $28,000 in cash and (y) the Williams Preferred Stock from Williams (in exchange for its payment to Williams of $14,000), in each case, as further consideration for the issuance of the sole beneficial ownership interest in the Share Trust to Williams.

                  (iii) On the Closing Date, the Share Trust shall enter into the Share Trust Agreement, the Share Trust Security Agreement, the Williams Payment Direction Letter, the Remarketing and Support Agreement and each other Transaction Document to which it is a party and that has not previously been entered into by it.


                             Participation Agreement

                  (h) United States Trust Company of New York. On the Closing Date, United States Trust Company of New York shall enter into the Indenture, the Share Trust Security Agreement, the Remarketing and Support Agreement, the WCG Note Indenture, the WCG Note Reset Remarketing Agreement and each other Transaction Document to which it is a party, in its respective capacities as the Indenture Trustee, securities intermediary under the Indenture and/or the WCG
Note Indenture Trustee, as the case may be, and that has not previously been entered into by it.

                  (i) Wilmington Trust Company. On the Closing Date, Wilmington Trust Company shall enter into the Issuer Trust Agreement, the Share Trust Agreement and each other Transaction Document to which it is a party, in its respective capacities as the Issuer Trustee, securities intermediary under the Issuer Trust Agreement or the Share Trustee, as the case may be, and that has not previously been entered into by it.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions to the Occurrence of the Closing Date.

                  The obligation of each Party to enter into the transactions described in Section 2.3 hereof on or prior to the Closing Date shall be (i) subject to the terms and conditions hereof, (ii) on the basis of the representations and warranties set forth herein, and (iii) subject to the satisfaction (or waiver by such Party) on or prior to the Closing Date of the following conditions precedent:

                  (a) Transaction Documents. Each of the Transaction Documents entered into or required to be entered into on or prior to the Closing Date shall be reasonably satisfactory to such Party and shall, upon execution and delivery thereof as contemplated in Section 3.1(b), be in full force and effect.

                  (b) Authorization, Execution and Delivery of Documents. Each of the Transaction Documents entered into or required to be entered into on or prior to the Closing Date shall have been duly authorized, executed and available for delivery by each of the parties thereto (other than such Party). Such Party shall have received a true and correct copy of each Transaction Document (not furnished in original form) entered into or required to be entered into on or prior to the Closing Date, including without limitation all amendments and supplements to each such Transaction Document.

                  (c) Collateral. All actions necessary, in the reasonable opinion of such Party (other than United States Trust Company of New York), in order to effectively establish and create a first priority lien on and perfected security interest in the Security for the Senior Notes in favor of the Indenture Trustee, subject, in each case, only to Permitted Liens, shall have been duly taken (or provisions therefor shall have been made), including without limitation, the making of all conveyances, registrations and filings.



                             Participation Agreement

                  (d) Ratings. Williams shall have received ratings letters from S&P, Moody's and Fitch, confirming that the Senior Notes have been rated at least "BB+" by S&P, "Baa3" by Moody's and "BBB-" by Fitch.

                  (e) Opinions. Opinions addressed to the Initial Purchasers, the Parties and the Rating Agencies (except as otherwise specified below) dated the Closing Date of the following counsel (or, if counsel is not identified, of counsel reasonably satisfactory to such Persons) shall have been delivered to the applicable addressees, each such opinion to be reasonably satisfactory to the recipients and their counsel:

                           (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Williams (addressed to the Initial Purchasers only, with reliance letters (except with respect to disclosure opinions) addressed to the Rating Agencies);

                           (ii) William G. von Glahn, internal counsel of Williams, WCG and WCL;

                           (iii) Crowe & Dunlevy, special counsel for WCG and
         WCL;

                           (iv) Jones, Day, Reavis & Pogue, special counsel for the Issuers, WCG and WCL;

                           (v) Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company and special Delaware counsel;

                           (vi) Seward & Kissel LLP, counsel to United States Trust Company of New York;

                           (vii) Milbank, Tweed, Hadley & McCloy LLP, special counsel to the Initial Purchasers (addressed to the Initial Purchasers only), with separate opinions addressed to Williams as to the enforceability of the Remarketing and Support Agreement and addressed to Williams and WCG as to the enforceability of the WCG Note Reset Remarketing Agreement, in each case, against CSFB.

                  (f) Closing Certificates. (i) On the Closing Date, such Party shall have received a certificate of each other Party dated the Closing Date, in form and substance reasonably satisfactory to such Party, certifying (A) as to the facts and circumstances applicable to the certifying Party set forth in
Section 3.1(h) hereof, (B) that the Transaction Documents to which such certifying Party is a party have been duly authorized, executed and delivered by such certifying Party and are in full force and effect and (C) that such certifying Party has satisfied all conditions precedent (other than conditions precedent that have been waived) contained in the Transaction Documents to which it is a party required to be satisfied by it on or prior to the Closing Date.

                  (ii) On the Closing Date, such Party shall have received a certificate of each other Party dated the Closing Date, in form and substance reasonably satisfactory to such Person,


                             Participation Agreement
attaching and certifying as of the Closing Date as to (A) the completeness of the certifying Party's Organizational Documents, (B) the resolutions of the certifying Party's board of directors or other governing body, if applicable, duly authorizing the certifying Party's execution, delivery and performance of each Transaction Document to which it is or is to be a party and each other document required to be executed and delivered by it in accordance with the provisions hereof or thereof and that such resolutions have not been rescinded, amended or modified and (C) the incumbency and signatures of the Persons authorized to execute and deliver, as may be required hereunder, documents on its behalf in connection with the transactions contemplated hereby and by the other Transaction Documents.

                  (g) Fees and Expenses. On the Closing Date, Williams and WCG shall have paid or provided for payment of the Closing Costs.

                  (h) Certain Facts and Circumstances. (i) The representations and warranties of each Party set forth in this Agreement and each other Transaction Document to which such Party is a party shall be true and correct on and as of the Closing Date (both immediately prior to the consummation of the transactions intended to occur on the Closing Date and also after giving effect thereto) in all material respects as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date).

                  (ii) No condition, event or act that with the giving of notice and/or the lapse of time and/or any determination or certification would constitute a Trigger Event, an Event of Default or a WCG Note Event of Default shall have occurred and be continuing on the Closing Date.

                  (iii) No change in the financial or other condition of Williams and WCG shall have occurred that would reasonably be expected to result in a Williams Material Adverse Effect or a WCG Material Adverse Effect, as the case may be, and no other act, event or circumstance shall have occurred that has had or could reasonably be expected to result in a Williams Material Adverse Effect or a WCG Material Adverse Effect, as the case may be.

                  (iv) There shall be no actions, suits, investigations or proceedings at law or in equity by or before any Governmental Authority pending or, to the actual knowledge of Williams or WCG, threatened, and there shall not have been issued or, to the actual knowledge of Williams or WCG, proposed to be issued any orders, judgments or decrees by any Governmental Authority to set aside, restrain, enjoin or prevent the execution, delivery or performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby.

                  (i) No Liability. The closing of the transactions contemplated hereby and by each of the other Transaction Documents will not violate any Applicable Law in effect as of the Closing Date, except to the extent such violation could not reasonably be expected to result in a Williams Material Adverse Effect or a WCG Material Adverse Effect, as the case may be, and will not subject any Party (other than Williams or WCG) to any Tax (other than any Documentary Tax for which such Party is indemnified under the Transaction Documents and


                             Participation Agreement
other than income taxes incurred after the Closing Date), penalty or liability under or pursuant to any Applicable Law in effect as of the Closing Date.

                  (j) Financing Documents. Each of (x) the waiver to the Williams Credit Agreement in connection with the Transaction Documents or the transactions contemplated thereby, (y) an amendment of the WCL Credit Agreement in connection with the Transaction Documents or the transactions contemplated thereby and (z) any other waiver, consent, modification or amendment necessary in connection with the representations and warranties given by Williams and WCG herein shall have been executed and delivered, each in a form reasonably satisfactory to the Structuring Advisor.

                  (k) Additional Documents and Certificates, Etc. The Structuring Advisor, Williams and WCG shall have received such other documents, certificates and opinions as any such Person or their respective counsel may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1 Representations and Warranties of Williams.

                  Williams makes the following representations and warranties to the other Parties as of the date hereof and as of the Closing Date:

                  (a) Corporate Existence and Power. Williams is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects and as contemplated by the Transaction Documents, except for those licenses, authorizations, certificates, consents and approvals the failure of which could not reasonably be expected to result in a Williams Material Adverse Effect.

                  (b) Corporate Authorization; No Contravention. The execution, delivery and performance by Williams of each Transaction Document delivered hereunder and the consummation of the transactions contemplated by such Transaction Documents are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) its Organizational Documents or (ii) any law or contractual restriction binding on or affecting it and will not result in or require the creation or imposition of any Lien prohibited by the Williams Credit Agreement.

                  (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Williams of each Transaction Document to which it is a party, or the consummation of the transactions contemplated by the Transaction Documents, except (i) those that have been obtained or made and (ii) those that are necessary to


                             Participation Agreement
comply with laws, rules, regulations and orders required in the ordinary course to comply with the ongoing obligations of Williams under Article V and under the Transaction Documents to which it is a party, provided that all authorizations, approvals, actions, notices and filings described in this clause (ii) that are necessary or required to have been obtained or made on or prior to the Closing Date for the consummation by Williams of the transactions contemplated by the Transaction Documents have been obtained or made on or prior to the Closing Date and are in full force and effect as of the date hereof.

                  (d) Binding Effect. Each Transaction Document to which Williams is a party will be duly executed and delivered by Williams. Subject to the due execution and delivery by Williams and the other parties thereto, each Transaction Document to which Williams is a party is the legal, valid and binding obligation of Williams, enforceable against Williams in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law) or, with respect to the Remarketing and Support Agreement, the Note Purchase Agreement and the WCG Note Reset Remarketing Agreement, any applicable public policy on the enforceability of provisions relating to contribution and indemnification.

                  (e) Compliance with Laws. Williams is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to so comply could not reasonably be expected to result in a Williams Material Adverse Effect.

                  (f) Litigation. Except as set forth or incorporated by reference in the Offering Memorandum, there is, as to Williams, no pending or, to the knowledge of Williams, threatened action or proceeding affecting Williams (or, until the consummation of the distribution of WCG by Williams, affecting
WCG) before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of Williams or which purports to affect the legality, validity, binding effect or enforceability against Williams of any Transaction Document to which it is a party.

                  (g) Taxes. As of the date hereof, the United States Federal income tax returns of Williams have been examined through the fiscal year ended December 31, 1995. Williams has filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by it and has paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by Williams, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of Williams in respect of taxes are adequate.

                  (h) ERISA. (i) No ERISA Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to result in a Williams Material Adverse Effect.

                  (ii) Neither Williams nor any ERISA Affiliate of Williams has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the


                             Participation Agreement
meaning of Title IV of ERISA, and Williams is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, that would result in a Williams Material Adverse Effect or have any material adverse effect on any ERISA Affiliate of Williams.

                  (iii) Neither Williams nor any ERISA Affiliate of Williams has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), exceeds $75,000,000 in the aggregate or requires payments exceeding $50,000,000 per annum.

                  (i) Financial Statements. The historical financial statements of Williams and its Consolidated Subsidiaries included or incorporated by reference in the Offering Memorandum and the related notes thereto present fairly, in conformity with GAAP except as otherwise expressly noted therein, the consolidated financial position of Williams and its Consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Williams and its Consolidated Subsidiaries for the periods specified, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods purported to be covered thereby.

                  (j) Not an Investment Company. Williams is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and will not become so required to register as a result of the transactions contemplated by the Transaction Documents.

                  (k) No Trigger Event, WCG Note Event of Default or Williams Event. On the Closing Date there will exist no condition, event or act that has occurred and is continuing which with the giving of notice and/or the lapse of time and/or any determination or certification would (i) constitute a Trigger Event or a WCG Note Event of Default on the part of Williams or a Williams Event under any of the Transaction Documents to which it is a party or (ii) constitute a default or an event of default under the Williams Credit Agreement, including but not limited to the execution of the Transaction Documents.

                  (l) Disclosure. Except as set forth or incorporated by reference in the Offering Memorandum there is no fact known to Williams after reasonable inquiry that has specific application to Williams (other than general economic or industry conditions) and that, in the case of Williams, could reasonably be expected to result in a Williams Material Adverse Effect.

                  (m) Shares. (i) The Initial Shares have been duly authorized and as of the Closing Date will be validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; upon issuance to the Share Trust, any and all Additional Shares will be duly authorized and validly issued, fully paid, non-assessable and will not be subject to any preemptive or similar rights; the Williams Common Stock into which such Initial Shares are convertible on the Closing Date have been duly authorized and upon any adjustment to the conversion rate, additional shares of Williams Common Stock will be duly authorized in


                             Participation Agreement
accordance with the terms of the Williams Preferred Stock and the Transaction Documents, and when issued upon conversion of the Initial Shares, all such shares of Williams Common Stock will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights; and the Williams Common Stock into which such Additional Shares (that are shares of Williams Preferred Stock) are convertible, if any, will be duly authorized upon issuance of such Additional Shares to the Share Trust and when such Williams Common Stock is issued upon conversion of such Additional Shares, such Williams Common Stock will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                  (ii) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens granted or issued by Williams relating to or entitling any person to purchase or otherwise to acquire any shares of the Williams Preferred Stock except as contemplated in the Transaction Documents.

                  (iii) Upon contribution of the Initial Shares to the Share Trust by Williams, the Share Trust will be the beneficial owner of the Initial Shares, and upon issuance of the Additional Shares, if any, the Share Trust will be the beneficial owner of the Additional Shares, in each case, free and clear of any Lien or claims of any Person, except as otherwise provided in the Transaction Documents.

                  (n) PUHCA. Williams is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.2 Representations and Warranties of WCG and WCL.

                  WCG makes the following representations and warranties on its own behalf, and on behalf of WCL, to the other Parties as of the date hereof and as of the Closing Date:

                  (a) Corporate Existence and Power. Each of WCG and WCL is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted and as contemplated by the Transaction Documents and, except where the failure to do so could not reasonably be expected to result in a WCG Material Adverse Effect or a WCL Material Adverse Effect, as the case may be, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  (b) Corporate Authorization; No Contravention. The execution, delivery and performance by each of WCG and WCL of each Transaction Document to which it is a party are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate and, if required, stockholder or member action on the part of WCG and WCL, as the case may be, will not violate its Organizational Documents, will not violate or result in a default under any indenture, agreement or other instrument binding upon it, or give rise to a right thereunder to require any payment to be made by it, and will not result in the creation or imposition of any Lien on any of its assets, except Permitted Liens.


                             Participation Agreement

                  (c) Governmental Approvals. The due execution, delivery and performance by each of WCG and WCL of each Transaction Document to which it is a party, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) those that have been obtained or made and (y) those that are necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with the ongoing obligations of WCG and WCL under Article V and under the Transaction Documents to which it is a party, provided that all authorizations, approvals, actions, notices and filings described in this clause (y) that are necessary to have been obtained or made on or prior to the Closing Date for the consummation by WCG and WCL, as the case may be, of the transactions contemplated by the Transaction Documents or are required to have been obtained or made on or prior to the Closing Date have been obtained or made on or prior to the Closing Date and are in full force and effect as of the date hereof.

                  (d) Binding Effect. Each Transaction Document to which either WCG and/or WCL is a party will be duly executed and delivered by WCG and/or WCL, as the case may be, and, subject to the due execution and delivery by the other parties thereto, will, upon such due execution and delivery constitute a legal, valid and binding obligation of WCG and/or WCL, as the case may be, enforceable against WCG and/or WCL, as the case may be (or, in the case of the WCG Note, when duly issued, paid for and delivered in accordance with this Agreement and the WCG Note Indenture, will be legally and validly issued and entitled to the benefits afforded by the WCG Note Indenture), in each case in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law) or, with respect to the Note Purchase Agreement and the WCG Note Reset Remarketing Agreement, any applicable public policy on the enforceability of provisions relating to contribution and indemnification.

                  (e) Compliance with Laws. Each of WCG and WCL is in compliance with all Applicable Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a WCG Material Adverse Effect or a WCL Material Adverse Effect, as the case may be.

                  (f) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of WCG or WCL, as the case may be, threatened against or affecting WCG or WCL, as the case may be, (x) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a WCG Material Adverse Effect or a WCL Material Adverse Effect, as the case may be (except as set forth or incorporated by reference in the Offering Memorandum), or (y) which purports to affect the legality, validity, binding effect or enforceability against WCG or WCL, as the case may be, of any Transaction Document to which WCG or WCL is a party, as the case may be.

                  (g) Taxes. Each of WCG and WCL has timely filed or caused to be filed all tax returns and reports required to have been filed (or WCG has filed or caused to be filed) and


                             Participation Agreement
has paid (or WCG has paid or caused to be paid) all taxes required to be paid by or with respect to it, except (x) taxes that are being contested in good faith by appropriate proceedings and for which WCG or WCL, as applicable, has set aside on its books adequate reserves or (y) to the extent that the failure to do so could not reasonably be expected to result in a WCG Material Adverse Effect or a WCL Material Adverse Effect, as the case may be.

                  (h) ERISA. (i) No ERISA Termination Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Termination Events for which liability is reasonably expected to occur, could reasonably be expected to result in a WCG Material Adverse Effect, or which, when taken together with all other ERISA Termination Events that have occurred, could reasonably be expected to result in liability of WCG in an aggregate amount exceeding $25,000,000 for all periods.

                  (ii) The present value of all accumulated benefit obligations under each Plan (based on assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

                  (i) Financial Statements. The historical financial statements of WCG and its Consolidated Subsidiaries included or incorporated by reference in the Offering Memorandum and the related notes thereto present fairly, in conformity with GAAP except as otherwise expressly noted therein, the consolidated financial position of WCG and its Consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of WCG and its Consolidated Subsidiaries for the periods specified, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods purported to be covered thereby.

                  (j) Not an Investment Company. Neither WCG nor WCL is an "investment company" as defined in, or subject to regulation under, the Investment Company Act, and will not become such as a result of the transactions contemplated by the Transaction Documents.

                  (k) No Trigger Event, Event of Default or WCG Note Event of Default. On the Closing Date there will exist no condition, event or act that has occurred and is continuing which with the giving of notice and/or the lapse of time and/or any determination or certification would (i) constitute a Trigger Event, an Event of Default or a WCG Note Event of Default on the part of WCG or WCL or any other event of default on the part of WCG or WCL under any of the other Transaction Documents to which either WCG or WCL is a party or (ii) constitute a default or an event of default under the WCL Credit Agreement or the 1999 Indenture and the 2000 Indenture (each, as defined in the WCG Note Indenture), including but not limited to the execution of the Transaction Documents.


                             Participation Agreement

                  (l) Title to Property. Each of WCG and WCL has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. None of the properties and assets of WCG or WCL is subject to any Lien other than Permitted Liens and Liens not prohibited by the WCL Credit Agreement.

                  (m) Disclosure. Except as set forth or incorporated by reference in the Offering Memorandum, there is no fact known to either of WCG or WCL after reasonable inquiry that has specific application to WCG or WCL, as the case may be (other than general economic or industry conditions), and that, in the case of WCG or WCL, as the case may be, could reasonably be expected to result in a WCG Material Adverse Effect or a WCL Material Adverse Effect, as the case may be.

                  (n) WCG Note. The sale of the WCG Note by WCG to the Issuer in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.

                  (o) PUHCA. Neither WCG nor WCL is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  Section 4.3 Representations and Warranties of WCG with respect to the Issuer and the Co-Issuer.

                  WCG makes the following representations and warranties with respect to the Issuer and the Co-Issuer to the other Parties as of the date hereof and as of the Closing Date, except as otherwise specified:

                  (a) Existence and Power. The Issuer is a business trust duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite trust powers and all Permits required to carry on its business as now conducted and as contemplated by the Transaction Documents. The Co-Issuer is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware and has all requisite corporate powers and all material Permits required to carry on its business as now conducted and as contemplated by the Transaction Documents.

                  (b) Issuer and Co-Issuer Special Purpose Status. The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate steps in connection with the transactions contemplated by the Transaction Documents, including (i) arrangements for the payment of the fees of its trustee, (ii) the issuance and sale of the Senior Notes in exchange for the consideration received therefor,
(iii) the issuance and sale of the WCL Interest in exchange for the consideration received therefor, (iv) the purchase and receipt of the WCG Note,
(v) the preparation, execution and delivery of any applications with any Governmental Authority, (vi) the execution of the Transaction Documents to which it is a party executed on or prior to the date hereof and (vii) the other activities referred to in or contemplated by such Transaction Documents) and has not made any distributions since


                             Participation Agreement
its organization (other than those contemplated by the Transaction Documents). The Co-Issuer has not engaged in any activities since its incorporation (other than those incidental to its incorporation and other appropriate steps in connection with the transactions contemplated by the Transaction Documents, including the issuance of stock to the Issuer and arrangements for the payment of fees to its directors, the authorization and the issuance of the Senior Notes, the execution of the Transaction Documents to which it is a party executed on or prior to the date hereof and the activities referred to in or contemplated by such Transaction Documents) and has not paid any dividends or made any distributions since its incorporation.

                  (c) Trust and Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Issuer and the Co-Issuer of each of the Transaction Documents to which it is a party (i) are within the Issuer's trust powers or the Co-Issuer's corporate powers, as the case may be,
(ii) have been duly authorized by all necessary trust or corporate action, as the case may be, and (iii) do not contravene, or constitute a default under, any provision of Applicable Law in effect on the Closing Date or of the Issuer's or the Co-Issuer's Organizational Documents, as the case may be, or of any agreement or other instrument binding upon the Issuer or the Co-Issuer, as the case may be, or result in the creation or imposition of any Lien on any asset of the Issuer or the Co-Issuer, except for Permitted Liens of the type described in clause (iii) of the definition thereof.

                  (d) Binding Effect. Each of the Transaction Documents to which the Issuer or the Co-Issuer is a party has been or on the Closing Date will be duly executed and delivered by the Issuer and/or the Co-Issuer, as the case may be, and, subject to the due execution and delivery by the other parties thereto, each of the Transaction Documents to which the Issuer or the Co-Issuer is a party constitutes or will constitute a legal, valid and binding obligation of the Issuer or the Co-Issuer, as the case may be (or, in the case of the Senior Notes, when duly authenticated, issued, paid for and delivered in accordance with the Indenture and the Note Purchase Agreement, will be legally and validly offered and sold and will be entitled to the benefits afforded by the Indenture), enforceable against the Issuer or the Co-Issuer, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) in the case of the Remarketing and Support Agreement, the Note Purchase Agreement and the WCG Note Reset Remarketing Agreement, the effect of applicable public policy or the enforceability of provisions relating to contribution and indemnification.

                  (e) Security for the Senior Notes. The Grant (as defined in the Indenture) of Security for the Senior Notes securing on an equal and ratable basis the payment of the Secured Obligations (as defined in the Indenture) for the benefit of (x) the Indenture Trustee and the Noteholders and (y) Williams will constitute a valid, first priority, perfected security interest in the Security for the Senior Notes, free and clear of any Lien or claims of any Person (other than Permitted Liens set forth in clause (iii) of the definition thereof), to the extent perfection can occur under Article 8 and/or Article 9 of the New York UCC by possession, filing of a financing statement or control of a securities account. Following such perfection, such security interest


                             Participation Agreement
will be enforceable as such against all creditors of the Issuer and any Persons purporting to purchase any of the Security for the Senior Notes from the Issuer, except in each case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law) and other than as permitted by the Transaction Documents. Neither the Issuer nor the Co-Issuer has executed and/or filed any valid financing statement covering the Indenture Trustee's interest in the Security for the Senior Notes that is on file in any public office other than the financing statements, if any, filed pursuant to the Transaction Documents.

                  (f) No Consents. (i) The execution, delivery and performance by each of the Issuer and the Co-Issuer of each Transaction Document to which the Issuer and/or the Co-Issuer, as the case may be, is a party do not require the consent or the approval or authorization of, or any filing, registration or qualification with, any Person or any Governmental Authority on the part of either the Issuer or the Co-Issuer, as the case may be, as a condition to such execution, delivery and performance by it as and when required that has not been obtained, given or taken except (i) for filings of Uniform Commercial Code financing statements to perfect the security interests contemplated by the Transaction Documents and (ii) where the failure to obtain such consent, approval or authorization or make such filing, registration or qualification would not have an Issuer Material Adverse Effect.

                  (ii) The issuance of the Senior Notes by the Issuer and the Co-Issuer does not require the consent or the approval or authorization of, or any filing, registration or qualification with, any Person or any Governmental Authority on the part of the Issuer or the Co-Issuer, as the case may be, as a condition to such issuance by it as and when required that has not been obtained, given or taken, except for filings of financing statements to perfect the security interests contemplated by the Indenture. Neither the sale, issuance or delivery of the Senior Notes to the Initial Purchasers nor the consummation of any other of the transactions contemplated herein nor compliance with the provisions of the Indenture will conflict with or result in the breach of any material term or provision of any agreements to which the Issuer or the Co-Issuer, as the case may be, is a party or constitute a violation of any Applicable Law.

                  (g) Litigation. There is no Proceeding pending against, or, to the actual knowledge of WCG, threatened against the Issuer or the Co-Issuer before any Governmental Authority.

                  (h) Tax Claims. There is no Tax claim pending against, or to the actual knowledge of WCG, threatened against the Issuer or the Co-Issuer. Each of the Issuer and the Co-Issuer has paid all Taxes which it is required to have paid prior to the date hereof and prior to the Closing Date.

                  (i) Not an Investment Company. Neither the Issuer nor the Co-Issuer will be required to register as an "investment company" within the meaning of the Investment Company Act, and neither the Issuer nor the Co-Issuer will be so required as a result of the issuance and sale of the Senior Notes or the other transactions contemplated by the Transaction Documents.


                             Participation Agreement

                  (j) Liens. (i) There are no Liens of any kind (other than Permitted Liens described under clause (iii) of the definition thereof) affecting title to any of the assets or rights of the Issuer or the Co-Issuer under any Transaction Documents.

                  (k) Compliance. Neither the Issuer nor the Co-Issuer is in breach or violation of or in default (nor, to the actual knowledge of WCG has an event occurred that with notice or lapse of time or both would constitute a default) under the terms of (i) its Organizational Documents, (ii) any of the Transaction Documents, (iii) any other agreements to which the Issuer or the Co-Issuer, as the case may be, is a party or (iv) any Applicable Law.

                  (l) Margin Compliance. No part of the proceeds of the sale of the Senior Notes will be used, directly or indirectly, for the purpose of purchasing or carrying Margin Stock in violation of Regulations U and X of the Board of Governors of the Federal Reserve System.

                  (m) Indebtedness. Neither the Issuer nor the Co-Issuer has created, assumed or incurred any indebtedness in violation of its Organizational Documents or any other Transaction Document.

                  (n) Employees; Subsidiaries. The Issuer has no employees, and other than the Co-Issuer, no Subsidiaries and no place of business outside of the State of Delaware. The Co-Issuer has no employees, no Subsidiaries and no place of business outside of the State of Delaware.

                  (o) Compliance with Environmental Laws. Each of the Issuer and the Co-Issuer is in compliance with all, and is not subject to current liability under any, applicable Environmental Law.

                  (p) PUHCA. Neither the Issuer nor the Co-Issuer is subject to regulation as a "holding company" as such term is defined in the PUHCA.

                  (q) Securities Act. Assuming that the representations of the Initial Purchasers relating to matters of securities law set forth in the Note Purchase Agreement, and the representations of WCL relating to matters of securities law set forth in the Issuer Trust Agreement and any certificate required to be delivered thereunder are true and correct, and assuming compliance by the holders of the Senior Notes with the restrictive legends contained in the Senior Notes, the sale of (x) the Senior Notes by the Issuer and the Co-Issuer, in the manner contemplated by the Note Purchase Agreement and
(y) the WCL Interest in the manner contemplated by this Agreement and the Issuer Trust Agreement, respectively, will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof.

                  (r) Title to Property. Immediately after giving effect to the transactions occurring as of the Closing Date, each of the Issuer and Co-Issuer will have good title to all of its properties and assets free and clear of all Liens, except Permitted Liens as described in clause (iii) of the definition thereof.


                             Participation Agreement

                  (s) No Trigger Event, Event of Default or WCG Note Event of Default. No Trigger Event, Event of Default or WCG Note Event of Default has occurred and is continuing and no condition, event or act has occurred and is continuing that with the giving of notice and/or the lapse of time and/or any determination or certification would constitute a Trigger Event, Event of Default or WCG Note Event of Default, in each case, on the part of the Issuer or the Co-Issuer.

                  (t) Indenture Representations. The representations and warranties of each of the Issuer and Co-Issuer set forth in Section 6.01 of the Indenture are true and correct.

                  Section 4.4 Representations and Warranties of Williams with respect to the Share Trust.

                  Williams makes the following representations and warranties with respect to the Share Trust to the other Parties as of the date hereof and as of the Closing Date, except as otherwise specified:

                  (a) Existence and Power. The Share Trust is a business trust duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite trust powers and all Permits required to carry on its business as now conducted and as contemplated by the Transaction Documents.

                  (b) Share Trust Special Purpose Status. The Share Trust has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate steps in connection with the transactions contemplated by the Transaction Documents, including (i) arrangements for the payment of fees to its trustee, (ii) the issuance of a certificate of beneficial interest in the Share Trust to Williams pursuant to the Share Trust Agreement, (iii) the execution of the Transaction Documents to which it is a party executed on or prior to the date hereof and (iv) the other activities referred to in or contemplated by the Share Trust Agreement, this Agreement and the other Transaction Documents) and has not made any distributions since its organization.

                  (c) Trust and Governmental Authorization; No Contravention. The execution, delivery and performance by the Share Trust of each of the Transaction Documents to which it is a party (i) are within the Share Trust's trust powers, (ii) have been duly authorized by all necessary trust action,
(iii) require, in respect of the Share Trust, no action by or in respect of, or filing with, any Governmental Authority that has not been taken or made and (iv) do not contravene, or constitute a default under, any provision of Applicable Law in effect on the Closing Date or of the Share Trust's Organizational Documents or any agreement or other instrument binding upon the Share Trust, or result in creation or imposition of any Lien on any asset of the Share Trust, except for Permitted Liens of the type described in clause (iii) of the definition thereof.

                  (d) Binding Effect. Each of the Transaction Documents to which the Share Trust is a party has been or on the Closing Date will be duly executed and delivered by such


                             Participation Agreement

Party, and, subject to the due execution and delivery by the other parties thereto, each of the Transaction Documents to which the Share Trust is a party constitutes or will constitute a legal, valid and binding obligation of the Share Trust enforceable against the Share Trust in accordance with its terms except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law) or
(ii) in the case of the Remarketing and Support Agreement, any applicable public policy on the enforceability of provisions relating to contribution and indemnification.

                  (e) No Consents. The execution, delivery and performance by the Share Trust of each Transaction Document to which the Share Trust is a party does not require the consent or the approval or authorization of, or any filing, registration or qualification with, any Person or any Governmental Authority on the part of such Party as a condition to such execution, delivery and performance by it as and when required that has not been obtained.

                  (f) Litigation. There is no Proceeding pending against or, to the actual knowledge of Williams, threatened against the Share Trust before any Governmental Authority.

                  (g) Tax Claims. There is no Tax claim pending, or to the actual knowledge of Williams, threatened against the Share Trust. The Share Trust has paid all Taxes which it is required to have paid prior to the date hereof and prior to the Closing Date.

                  (h) Not an Investment Company. The Share Trust will not be required to register as an "investment company" within the meaning of the Investment Company Act and will not become such as a result of the issuance and sale of the Senior Notes or the other transactions contemplated by the Transaction Documents.

                  (i) Liens. (i) There are no Liens of any kind (other than Permitted Liens described under clause (iii) of the definition thereof) affecting title to any of the assets or rights of the Share Trust under any Transaction Documents.

                  (j) Compliance. The Share Trust is not in breach or violation of or in default (nor, to the actual knowledge of Williams has an event occurred that with notice or lapse of time or both would constitute a default) under the terms of (i) its Organizational Documents, (ii) any of the Transaction Documents, (iii) any other agreements to which the Share Trust is a party or
(iv) any Applicable Law.

                  (k) Indebtedness. The Share Trust has not created, assumed or incurred any indebtedness in violation of its Organizational Documents or any other Transaction Document.

                  (l) Employees; Subsidiaries. The Share Trust has no employees, no Subsidiaries and no place of business outside of the State of Delaware.

                  (m) Compliance with Environmental Laws. The Share Trust is in compliance with all, and is not subject to current liability under any, applicable Environmental Law.


                             Participation Agreement

                  (n) PUHCA. The Share Trust is not subject to regulation as a "holding company" as such term is defined in the PUHCA.

                  (o) No Trigger Event. No Trigger Event has occurred and is continuing and no condition, event or act has occurred and is continuing that with the giving of notice and/or the lapse of time and/or any determination or certification would constitute a Trigger Event or Event of Default, in each case, on the part of the Share Trust.

                  (p) Security for Collateral. The grant and pledge of Collateral (as defined in the Share Trust Security Agreement) securing the payment obligations of the Share Trust to the Issuer under the Share Trust Security Agreement will constitute a valid, first priority, perfected security interest in such Collateral, free and clear of any Lien or claims of any Person (other than Permitted Liens set forth in clause (iii) of the definition thereof), to the extent perfection can occur under Article 8 and/or Article 9 of the New York UCC by possession, filing of a financing statement or control of a securities account. Following such perfection, such security interest will be enforceable as such against all creditors of the Share Trust and any Persons purporting to purchase any of the Collateral from the Share Trust, except in each case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law) and other than as permitted by the Transaction Documents. The Share Trust has not executed and/or filed any valid financing statement covering its interest in the Collateral that is on file in any public office other than the financing statements, if any, filed pursuant to the Transaction Documents.

                  Section 4.5 Representations and Warranties of United States Trust Company of New York.

                  United States Trust Company of New York, in its individual capacity, makes the following representations and warranties on its own behalf to the other Parties as of the date hereof and as of the Closing Date:

                  (a) Corporate Existence and Power. United States Trust Company of New York is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate powers and all material Permits required to carry on its business as now conducted and as contemplated by the Transaction Documents.

                  (b) Corporate Authorization; No Contravention. The execution, delivery and performance by United States Trust Company of New York, in its individual or trustee capacity, as applicable, of each of the Transaction Documents to which it is a party are within United States Trust Company of New York's corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of the Organizational Documents of United States Trust Company of New York.

                  (c) Binding Effect. Each of the Transaction Documents to which United States Trust Company of New York, in its individual or trustee capacity, is a party has been duly


                            Participation Agreement
executed and delivered by United States Trust Company of New York, and each such Transaction Document constitutes a legal, valid and binding agreement of United States Trust Company of New York enforceable against United States Trust Company of New York in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  Section 4.6 Representations and Warranties of Wilmington Trust Company.

                  Wilmington Trust Company, in its individual capacity, hereby represents and warrants on its own behalf to the other Parties as of the date hereof and as of the Closing Date that:

                  (a) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                  (b) it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party, and this Agreement and each other Transaction Document to which it is a party have been duly authorized by it by all necessary corporate action;

                  (c) no authorization, consent or approval of any Governmental Authority regulatory body or other Person is required for the due authorization, execution, delivery or performance by it of this Agreement or any other Transaction Document to which it is a party;

                  (d) this Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it and (subject to the due execution and delivery by the other parties thereto) constitute its legal and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); and

                  (e) it complies with all the requirements of the Trust Act relating to the qualification of a trustee of a Delaware business trust.



                             Participation Agreement

                                    ARTICLE V

                       COVENANTS; ACKNOWLEDGEMENTS; RIGHTS

                  Section 5.1 Covenants of Williams.

                  Williams covenants and agrees for itself, and for the Share Trust, from and after the Closing Date, for the benefit of the other Parties as follows, so long as any of the Senior Notes shall remain outstanding:

                  (a) Maintenance of Existence. (i) Williams shall preserve and maintain its corporate existence, rights, franchises and privileges under the laws of the State of Delaware, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided that this Section 5.1(a)(i) shall not apply to or prohibit any merger or consolidation or other act of similar effect where Williams is the survivor or the survivor assumes all of the obligations of Williams under the Transaction Documents to which Williams is a party and no Trigger Event or event that, with the giving of notice or lapse of time, or both, would become a Trigger Event shall have occurred and be continuing immediately after giving effect to such merger, consolidation or other act to similar effect.

                  (ii) Williams shall at all times cause the Share Trust to preserve and maintain its legal existence, rights (charter, if applicable, and statutory), franchises and privileges under the laws of the State of Delaware, except as otherwise provided in the Share Trust Agreement.

                  (b) Maintenance of Government Approvals and Permits. Williams shall cause the Share Trust to obtain and maintain, or cause to be obtained and maintained, in full force and effect all necessary Governmental Approvals and Permits required to be obtained in its name from time to time.

                  (c) Compliance with Laws. (i) Williams shall comply in all material respects with all Applicable Law, except where the failure to comply could not reasonably be expected to result in a Williams Material Adverse Effect.

                  (ii) Williams shall cause the Share Trust to comply with all Applicable Law and applicable Permits.

                  (d) Information. (i) Williams shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies by making available on "EDGAR" (or any similar successor thereto) or Williams' home page on the "World Wide Web" at www.williams.com or otherwise transmitting to the Issuer, the Indenture Trustee and the Rating Agencies (1) promptly after the sending or filing thereof, a copy of each of Williams' reports on Form 8-K (or any comparable form), which shall also be sent pursuant to Section 7.2 hereof, (2) promptly after the filing or sending thereof and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Williams, a copy of William's report on Form 10-Q (or any comparable form) for such quarter, which report will include Williams's quarterly unaudited consolidated financial


                             Participation Agreement
statements as of the end of and for such quarter, (3) promptly after the filing or sending thereof and in any event within 105 days after the end of each fiscal year of Williams, a copy of William's report on Form 10-K (or any comparable form) for such year, and (4) promptly after the filing or sending thereof and in any event within 120 days after the end of each fiscal year of Williams, a copy of William's annual report which it sends to its public security holders, which annual report will include William's annual audited consolidated financial statements as of the end of and for such year;

                  (ii) Williams shall deliver to WCG, WCL, the Issuer, the Indenture Trustee and the Rating Agencies, simultaneously with the furnishing of each of the annual or quarterly reports referred to in clause (i) above, a certificate of an Authorized Officer of Williams in a form reasonably acceptable to the Indenture Trustee stating whether, to the knowledge of Williams, there exists on the date of such certificate any Trigger Event, any Event of Default or any WCG Note Event of Default, and, if so, setting forth the details thereof and the action, if any, that Williams has taken and proposes to take with respect thereto; and

                  (iii) Williams shall deliver to WCG, WCL, the Issuer, the Indenture Trustee and the Rating Agencies (A) as soon as possible and in any event within the five Business Days after Williams obtains knowledge thereof, notice of the occurrence of any Trigger Event, any Event of Default or any WCG Note Event of Default, or any event which, with the giving of notice or lapse of time, or both, would constitute a Trigger Event, an Event of Default or a WCG Note Event of Default, continuing on the date of such notice and a statement of an Authorized Officer of Williams setting forth details of such Trigger Event, Event of Default or WCG Note Event of Default, and the action which Williams has taken and proposes to take with respect thereto; and (B) promptly and, in any event, within five Business Days after Williams obtains knowledge thereof, notice of a change in, or issuance of any rating of Williams' senior unsecured long-term debt by S&P, Moody's or Fitch which causes a reduction in, the rating level of such debt.

                  (e) Nature of Business. Williams shall not permit the Share Trust to engage in any business other than as expressly permitted by the terms of the Share Trust Agreement or the other Transaction Documents.

                  (f) Transactions with Affiliates. Williams shall not, and shall cause its Affiliates not to, enter into transactions with the Share Trust in violation of the Share Trust Agreement.

                  (g) Williams Demand Loans. Williams shall not amend any outstanding Williams Demand Loans without the consent of the Indenture Trustee.

                  (h) Replacement of Shares in Share Trust. In the event Williams consolidates or merges with or into any Person prior to the Reset Date, prior to, or upon the consummation of, such consolidation or merger, Williams shall, at its election, contribute to the Share Trust either (i) cash in an amount equal to the aggregate liquidation preference of the Williams Preferred Stock held by the Share Trust pursuant to the Share Trust Agreement or (ii) new shares of such surviving Person shall be contributed to the extent such new shares have an initial aggregate


                             Participation Agreement
liquidation preference equal to the aggregate liquidation preference of the Williams Preferred Stock held by the Share Trust pursuant to the Share Trust Agreement and have substantially the same rights and preferences as the Williams Preferred Stock; provided that Williams will not be required to make such contribution so long as Williams is the surviving entity and the Williams Preferred Stock remains duly authorized and validly issued, fully paid, non-assessable and not subject to any preemptive or similar right and convertible into Williams Common Stock in accordance with its terms.

                  (i) Instructions. Williams shall instruct the Share Trustee to perform the obligations of the Share Trust under the Transaction Documents.

                  Section 5.2 Covenants of WCG.

                  WCG covenants and agrees for itself, and for WCL, the Issuer and the Co-Issuer, from and after the Closing Date, for the benefit of the other Parties as follows, so long as any of the Senior Notes shall remain outstanding:

                  (a) Maintenance of Existence. (i) WCG shall, and shall cause WCL to (x) continue to engage in businesses of the same general type as now conducted or contemplated in its business plan and other businesses reasonably related thereto and (y) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that this Section 5.1(a)(i) shall not apply to or prohibit any merger or consolidation or other act of similar effect where WCG or WCL, as the case may be, is the survivor or the survivor assumes all of the obligations of WCG under the Transaction Documents to which WCG or WCL, as the case may be, is a party and no Trigger Event, Event of Default or WCG Note Event of Default or event that, with the giving of notice or lapse of time, or both, would become a Trigger Event, Event of Default or WCG Note Event of Default shall have occurred and be continuing immediately after giving effect to such merger, consolidation or other act to similar effect.

                  (ii) WCG shall, through WCL, at all times cause each of the Issuer and Co-Issuer to preserve and maintain its legal existence, rights (charter, if applicable, and statutory), franchises and privileges under the law of the State of Delaware, except as otherwise provided in the Issuer Trust Agreement.

                  (b) Maintenance of Government Approvals and Permits. WCG shall cause (through WCL) each of the Issuer and the Co-Issuer to obtain and maintain, or cause to be obtained and maintained, in full force and effect all necessary Governmental Approvals and Permits required to be obtained in its name from time to time.

                  (c) Compliance with Laws. (i) WCG shall, and shall cause WCL to, comply with all Applicable Law (including, without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate action and such failure to comply, individually or in the


                             Participation Agreement
aggregate, could not reasonably be expected to result in a WCG Material Adverse Effect or a WCL Material Adverse Effect, as the case may be.

                  (ii) WCG shall, through WCL, cause each of the Issuer and the Co-Issuer to comply with all Applicable Law and applicable Permits.

                  (d) Information. (i) WCG shall deliver to Williams, the Issuer, the Indenture Trustee and the Rating Agencies by making available on "EDGAR" (or any similar successor thereto) or WCG's home page on the "World Wide Web" at www.wilcom.com or otherwise transmitting to, Williams, the Issuer, the Indenture Trustee and the Rating Agencies (1) promptly after the sending or filing thereof, a copy of each of WCG's reports on Form 8-K (or any comparable form), which shall also be given pursuant to Section 7.2 hereof, (2) promptly after the filing or sending thereof and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of WCG, a copy of WCG's report on Form 10-Q (or any comparable form) for such quarter, which report will include WCG's quarterly unaudited consolidated financial statements as of the end of and for such quarter, (3) promptly after the filing or sending thereof and in any event within 90 days after the end of each fiscal year of WCG, a copy of WCG's report on Form 10-K (or any comparable form) for such year, and (4) promptly after the filing or sending thereof and in any event within 120 days after the end of each fiscal year of WCG, a copy of WCG's annual report which it sends to its public security holders, which annual report will include WCG's annual audited consolidated financial statements as of the end of and for such year;

                  (ii) WCG shall deliver to Williams, the Issuer, the Indenture Trustee and the Rating Agencies, simultaneously with the furnishing of each of the annual or quarterly reports referred to in clause (i) above, a certificate of an Authorized Officer of WCG substantially in the form of Exhibit A hereto or in such other form that is reasonably acceptable to the Indenture Trustee, stating whether, to the knowledge of WCG, there exists on the date of such certificate any Trigger Event, any Event of Default or any WCG Note Event of Default, and, if so, setting forth the details thereof and the action that WCG has taken and proposes to take with respect thereto;

                  (iii) WCG shall deliver to Williams, the Issuer, the Indenture Trustee and the Rating Agencies as soon as possible and in any event within the five Business Days after WCG obtains knowledge thereof, notice of the occurrence of any Trigger Event, any Event of Default or any WCG Note Event of Default, or any event which, with the giving of notice or lapse of time, or both, would constitute a Trigger Event, an Event of Default or a WCG Note Event of Default, continuing on the date of such notice and a statement of an Authorized Officer of WCG setting forth details of such Trigger Event, Event of Default or WCG Note Event of Default, and the action, if any, which WCG has taken and proposes to take with respect thereto;

                  (v) WCG shall deliver or cause to be delivered to the Issuer, the Indenture Trustee and the Rating Agencies the information required by Rule 144A(d)(4)(i) and (ii) with respect to the Issuer and the Co-Issuer to enable the Issuer and the Co-Issuer to satisfy their obligations to furnish such information pursuant to Section 7.01(u) of the Indenture.


                             Participation Agreement

                  (e) Nature of Business. WCG, through WCL, shall not permit either the Issuer or the Co-Issuer to engage in any business other than as expressly permitted by the terms of the Issuer Trust Agreement or the other Transaction Documents.

                  (f) Transactions with Affiliates. WCG shall not, and shall cause WCL and its other Affiliates not to, enter into transactions with either the Issuer and/or the Co-Issuer in violation of the Issuer Trust Agreement or the other Transaction Documents.

                  (g) Fees to Williams. WCG shall pay to Williams: (i) a fee payable promptly after (x) any payment is made by or on behalf of Williams to the Indenture Trustee with respect to the Share Trust Remedy or (y) Williams exercises the Share Trust Release Option (but only if the Share Trust Amount at such time exceeds zero), in each case, other than as a result of an Issuer Only Payment Default, in the amount equal to the lesser of $110,000,000 or the portion thereof bearing the same proportion as the aggregate payments made by or on behalf of Williams pursuant to clause (x) or (y) bears to the initial aggregate principal amount of the Senior Notes; and (ii) a fee, payable on each semi-annual interest payment date for the WCG Note during the period commencing on the occurrence of a Failed Reset Sale (as defined in the WCG Note Reset Remarketing Agreement) or a Reset Sale of less than all of the WCG Note and ending on the earlier of (x) the earliest date on which the Issuer no longer holds all or any portion of the WCG Note and (y) the date on which the Reimbursement Obligations shall have been paid in full, in an amount that shall initially be equal to an annual rate of 0.25% (pro-rated, in the case of the initial payment of the fee described in this clause (ii), for the period elapsed since the date of such Failed Reset Sale (as defined in the WCG Note Reset Remarketing Agreement) or Reset Sale) of the aggregate principal amount outstanding on such semi-annual interest payment date of the unsold portion of the WCG Note, and shall increase an additional 0.25% per annum on each subsequent semi-annual interest payment date for the WCG Note (provided, that the fee described in this clause (ii) shall not exceed an annual rate of 14.00% minus the lower of (x) the Interest Rate Reset Cap (as defined in the WCG Note Indenture) and (y) the Reset Rate (as defined in the WCG Note Indenture) for the portion of the WCG Note sold pursuant to a Reset Sale).

                                   ARTICLE VI

                                 INDEMNIFICATION

                                   [Reserved]


                             Participation Agreement

                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.1 Survival.

                  All agreements, representations, warranties and indemnities contained in this Agreement and in any agreement, document or certificate delivered pursuant hereto, or in connection herewith, shall survive and continue in effect following the execution and delivery of this Agreement and the Closing Date. Upon the payment in full of the Secured Obligations, pursuant to Section
10.01 of the Indenture, this Agreement shall terminate except as to those provisions, including, without limitation, Sections 7.8, 7.9, 7.10 and 7.11 hereof, expressly intended to survive such termination.

                  Section 7.2 Notices.

                  Except as otherwise expressly provided herein in any particular case, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall, if addressed as provided in the following sentence, be deemed to have been given, (i) when delivered by hand on a Business Day, (ii) one Business Day after being sent by a private nationally or internationally recognized overnight courier service or (iii) when sent on a Business Day by telecopy, if immediately after transmission the sender's facsimile machine records in writing the correct answer back. Actual receipt at the address of an addressee, regardless of whether in compliance with the foregoing, is effective notice hereunder. Until otherwise so notified by the respective parties, all notices, approvals, consents, requests and other communications shall be addressed to the following addresses:

                  If to Williams:

                  The Williams Companies, Inc.
                  One Williams Center, MD 50-4
                  Tulsa, Oklahoma 74172
                  Attention: Treasurer
                  Telecopier No.: 918-573-2065
                  Telephone No.: 918-573-5551

                  with copies to:

                  The Williams Companies, Inc.
                  One Williams Center
                  Suite 4900
                  Tulsa, Oklahoma 74172
                  Attention: General Counsel
                  Telecopier No.: 918-573-5942
                  Telephone No.: 918-573-2480



                             Participation Agreement
                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  (a) 1600 Smith Street, Suite 4460
                  Houston, Texas 77002-7348
                  Attention: Frank Bayouth
                  Telecopier No.: 713-655-5200
                  Telephone No.: 713-655-5100

                  (b) 4 Times Square
                  New York, New York 10036-6522
                  Attention: John Osborn
                  Telecopier No.: 212-735-2000
                  Telephone No.: 212-735-3000


                  If to WCG and WCL:

                  Williams Communications Group, Inc.
                  One Williams Center, MD 26-1
                  Tulsa, Oklahoma 74172
                  Attention: Chief Financial Officer
                  Telecopier No.: 918-573-6024
                  Telephone No.: 918-573-9001

                  with copies to:

                  Williams Communications Group, Inc.
                  One Williams Center, MD 41-3
                  Tulsa, Oklahoma 74172
                  Attention: General Counsel
                  Telecopier No.: 918-573-3005
                  Telephone No.: 918-573-5057


                  If to the Share Trust or the Share Trustee:

                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention: Corporate Trust Administration
                  Telecopier No.: 302-651-8882
                  Telephone No.: 302-651-1000



                             Participation Agreement
                  with copies to:

                  The Williams Companies, Inc.
                  One Williams Center, MD 50-4
                  Tulsa, Oklahoma 74172
                  Attention: Treasurer
                  Telecopier No.: 918-573-2065
                  Telephone No.: 918-573-5551


                  If to the Issuers or the Issuer Trustee:

                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention: Corporate Trust Administration
                  Telecopier No.: 302-651-8882
                  Telephone No.: 302-651-1000

                  and

                  Williams Communications Group, Inc.
                  One Williams Center, MD 26-1
                  Tulsa, Oklahoma 74172
                  Attention: Chief Financial Officer
                  Telecopier No.: 918-573-6024
                  Telephone No.: 918-573-9001

                  with copies to:

                  Williams Communications Group, Inc.
                  One Williams Center, MD 41-3
                  Tulsa, Oklahoma 74172
                  Attention: General Counsel
                  Telecopier No.: 918-573-3005
                  Telephone No.: 918-573-5057



                             Participation Agreement

                  If to the Indenture Trustee:

                  United States Trust Company of New York
                  114 West 47th Street, 25th Floor
                  New York, New York 10036-1532
                  Attention: Louis P. Young
                  Telecopier No.: 212-852-1626
                  Telephone No.: 212-852-1671

                  A duplicate copy of each notice, approval, consent, request or other communication given hereunder by each of the Parties to any one of the others or to the Indenture Trustee shall also be given to all of the others. However, failure to give notice to any Party shall not affect the effectiveness of notice to Parties as to whom notice has been given in accordance with the first two sentences of this Section 7.2. Each of the Parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

                  Section 7.3 Severability of Provisions.

                  If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. To the extent permitted by Applicable Law, the Parties hereto hereby agree that any provision hereof that renders any other term or provision hereof invalid or unenforceable in any respect shall be modified, but only to the extent necessary to avoid rendering such other term or provision invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of all Parties' bargain hereunder.

                  Section 7.4 Governing Law; Consent to Jurisdiction.

                  (a) THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING DIRECTLY OR INDIRECTLY TO ANY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO


                             Participation Agreement

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

                  (c) ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN THE COMMERCIAL DIVISION OF THE SUPREME COURT, CIVIL BRANCH OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE EASTERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS IN RESPECT OF, BUT ONLY IN RESPECT OF, PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

                  (d) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SECTION 7.4(c) HEREOF AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (e) EACH OF THE ISSUER, THE CO-ISSUER AND THE SHARE TRUST HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NY 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE ISSUER, THE CO-ISSUER AND THE SHARE TRUST, AS THE CASE MAY BE, SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE ISSUER, THE CO-ISSUER AND THE SHARE TRUST AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ISSUER, THE CO-ISSUER AND THE SHARE TRUST HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS WITH RESPECT TO ANY PROCEEDING (WHETHER OR NOT IN NEW


                             Participation Agreement

YORK), BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON, AT ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 7.2 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                  Section 7.5 Amendments, Waivers, Etc.

                  This Agreement may not be amended, discharged or terminated nor may any provision hereof be waived unless such amendment, discharge, termination or waiver is in writing and signed by each Party.

                  Section 7.6 Entire Agreement.

                  (i) This Agreement (including, without limitation, the appendices hereto) and the other Transaction Documents supersede all prior agreements, written or oral, between or among any of the Parties relating to the transactions contemplated hereby and thereby, and (ii) each of the Parties represents and warrants to the others that this Agreement and the other Transaction Documents constitute the entire agreement among the Parties relating to the transactions contemplated hereby and thereby.

                  Section 7.7 Benefit of Agreement.

                  All agreements, representations, warranties and indemnities in this Agreement and in any agreement, document or certificate delivered pursuant hereto shall be binding upon the Person making the same and its successors and assigns and shall inure to the benefit of and be enforceable by the Person for whom made and its successors and assigns; provided, however, none of Williams, WCG, WCL, the Issuer, the Co-Issuer or the Share Trust may assign or transfer any of its rights or obligations hereunder except as provided in the Transaction Documents without the prior written consent of, so long as any of the Senior Notes are outstanding, the Indenture Trustee and except pursuant to any merger permitted under (i) Section 5.1(a) hereof where Williams or such other entity is the survivor or the survivor assumes all the obligations of such entity under the Transaction Documents to which Williams is a party or (ii) Section 5.2(a) hereof where WCG or WCL, as the case may be, or such other entity is the survivor or the survivor assumes all the obligations of such entity under the Transaction Documents to which WCG or WCL, as the case may be, is a party. This Agreement is for the sole benefit of the Parties and their respective successors and assigns and their respective successors and assigns and is not for the benefit of any other Person.

                  Section 7.8 Expenses.

                  (a) Williams. All statements, reports, certificates, opinions and other documents or information required to be furnished by any Party to the Share Trust or the Share Trustee under this Agreement or any other Transaction Document shall be supplied without cost to the Share Trust or the Share Trustee. Williams shall pay, within 30 days after demand therefor, (a) any fees, expenses (including extraordinary expenses) and/or indemnities incurred by the Share Trust or due and payable to the Share Trustee in accordance with the Transaction



                             Participation Agreement

Documents to the extent such amounts are not paid pursuant to the Transaction Documents and (b) all reasonable and documented out-of-pocket costs and expenses of the Share Trust or the Share Trustee, incurred in connection with (i) the negotiation, preparation, execution and delivery of the Transaction Documents or any waiver or amendment of, or supplement or modification to, the Transaction Documents and (ii) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby. In addition, Williams shall pay, or cause to be paid, within 30 days after demand therefor, all reasonable and documented out-of-pocket costs and expenses of the Share Trust or the Share Trustee (including the reasonable and documented fees and disbursements of counsel), incurred in connection with the enforcement or protection of its rights under the Transaction Documents, including in connection with any workout, restructuring or negotiations in respect thereof and including the exercise of the remedies of the Share Trust or the Share Trustee under the Transaction Documents following the occurrence of any condition, event or act that with the giving of notice and/or the lapse of time and/or any determination or certification would constitute a Trigger Event, an Event of Default or a Reset Event.

                  (b) WCG. All statements, reports, certificates, opinions and other documents or information required to be furnished by any Party to (i) the Indenture Trustee, the securities intermediary under the Indenture, the Issuer Trustee, the securities intermediary under the Issuer Trust Agreement, the Issuer or the WCG Note Indenture Trustee under this Agreement or any other Transaction Document shall be supplied without cost to the Indenture Trustee, the securities intermediary under the Indenture, the Issuer Trustee, the securities intermediary under the Issuer Trust Agreement, the Issuer or the WCG
Note Indenture Trustee. WCG shall pay, within 30 days after demand therefor, (a) any Administrative Expenses incurred by the Issuer, the Co-Issuer, the securities intermediary under the Indenture, the Indenture Trustee, the Issuer Trustee, the securities intermediary under the Issuer Trust Agreement, or, in the case of the WCG Note Indenture Trustee, any fees, expenses (including extraordinary expenses) and/or indemnities due and payable to the WCG Note Indenture Trustee in accordance with the Transaction Documents, each to the extent such amounts are not paid pursuant to the Transaction Documents, and (b) all reasonable and documented out-of-pocket costs and expenses of the Issuer, the Co-Issuer, the securities intermediary under the Indenture, the Indenture Trustee, the Issuer Trustee, the securities intermediary under the Issuer Trust Agreement, or the WCG Note Indenture Trustee incurred in connection with (i) the negotiation, preparation, execution and delivery of the Transaction Documents or any waiver or amendment of, or supplement or modification to, the Transaction Documents and (ii) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby. In addition, WCG shall pay, or cause to be paid, within 30 days after demand therefor, all reasonable and documented out-of-pocket costs and expenses of the Issuer, the Co-Issuer, the securities intermediary under the Indenture, the Indenture Trustee, the Issuer Trustee, the securities intermediary under the Issuer Trust Agreement, or the WCG Note Indenture Trustee (including the reasonable and documented fees and disbursements of counsel) incurred in connection with the enforcement or protection of its rights under the Transaction Documents, including in connection with any workout, restructuring or negotiations in respect thereof and including the exercise of the remedies of the Issuer, the Co-Issuer, the securities intermediary under the Indenture, the Indenture Trustee, the Issuer Trustee, the securities


                             Participation Agreement
intermediary under the Issuer Trust Agreement, or the WCG Note Indenture Trustee under the Transaction Documents following the occurrence of any condition, event or act that with the giving of notice and/or the lapse of time and/or any determination or certification would constitute a Trigger Event, an Event of Default or a Reset Event.

                  Section 7.9 No Bankruptcy Petitions.

                  (a) Williams. Williams covenants and agrees that, prior to the date that is a year and a day after the redemption or payment in full of the outstanding Senior Notes, it will not institute against, or join any other person in instituting against, the Issuer, the Co-Issuer or the Share Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.

                  (b) WCG. WCG covenants and agrees that, prior to the date that is a year and a day after redemption or payment in full of the Senior Notes, it will not institute against, or join any other person in instituting against the Issuer, the Co-Issuer or the Share Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.

                  Section 7.10 Limitation of Liability.

                  It is expressly understood and agreed by the parties hereto that, except with respect to Section 4.6, (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as the Issuer Trustee and the Share Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer and the Share Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer and the Share Trust, respectively, and (c) under no circumstances shall Wilmington Trust Company be individually or personally liable for the payment of any indebtedness or expenses of the Issuer or the Share Trust or be liable for the breach of failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer or the Share Trust under this Agreement or any other related documents; provided, however, this Section 7.10 shall not limit any liability expressly assumed by Wilmington Trust Company under this Agreement or any other Transaction Document.

                  Section 7.11 General Limitation of Liability.

                  No Party to any Transaction Document shall be liable for any punitive, exemplary or treble damages, including without limitation for the inaccuracy of any representation or warranty made by such Party.


                             Participation Agreement

                  Section 7.12 Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [signature pages follow]



                             Participation Agreement

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in its name and on its behalf as of the date first above written.


                                        THE WILLIAMS COMPANIES, INC.


                                        By: /s/ JAMES G. IVEY            [STAMP]
                                           -------------------------------------
                                           Name:  James G. Ivey
                                           Title: Treasurer


                                        WILLIAMS COMMUNICATIONS GROUP, INC.


                                        By: /s/ HOWARD S. KALIKA
                                           -------------------------------------
                                           Name:  Howard S. Kalika
                                           Title: Vice President & Treasurer


                                        WILLIAMS COMMUNICATIONS, LLC


                                        By: /s/ HOWARD S. KALIKA
                                           -------------------------------------
                                           Name:  Howard S. Kalika
                                           Title: Vice President & Treasurer


                                        WCG NOTE TRUST


                                        By: WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but
                                            solely in its capacity as Issuer
                                            Trustee


                                        By: /s/ JAMES P. LAWLER
                                           -------------------------------------
                                           Name:  JAMES P. LAWLER
                                           Title: Vice President


                                        WCG NOTE CORP., INC.


                                        By: /s/ HOWARD S. KALIKA
                                           -------------------------------------
                                           Name:  Howard S. Kalika
                                           Title: Vice President & Treasurer


                                        WILLIAMS SHARE TRUST


                                        By: WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but
                                            solely in its capacity as Share
                                            Trustee


                                        By: /s/ JAMES P. LAWLER
                                           -------------------------------------
                                           Name:  JAMES P. LAWLER
                                           Title: Vice President


                                        UNITED STATES TRUST COMPANY OF NEW YORK


                                        By: /s/ LOUIS P. YOUNG
                                           -------------------------------------
                                           Name:  LOUIS P. YOUNG
                                           Title: VICE PRESIDENT


                                        WILMINGTON TRUST COMPANY


                                        By: /s/ JAMES P. LAWLER
                                           -------------------------------------
                                           Name:  JAMES P. LAWLER
                                           Title: Vice President


                             Participation Agreement

                                                                       Exhibit A


               CERTIFICATE OF WILLIAMS COMMUNICATIONS GROUP, INC.


                  This Certificate is being delivered by an Authorized Officer of Williams Communications Group, Inc. ("WCG") pursuant to Section 5.2(d)(ii) of the Participation Agreement dated as of March 22, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Participation Agreement"), among Williams, WCG, WCL, the Issuer, the Co-Issuer, the Share Trust, United States Trust Company of New York and Wilmington Trust Company. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in Annex A to the Particpation Agreement.

                  WCG hereby certifies that, to the knowledge of WCG, there does not exist on the date of this Certificate any Trigger Event, any Event of Default or any WCG Note Event of Default [except for the following:
____________________________ [if any Trigger Event, Event of Default or WCG Note Event of Default exists, describe the details thereof and the action that WCG has taken and proposes to take with respect thereto.]].

         IN WITNESS WHEREOF, this certificate is executed and delivered this ____ day of ______, 200_.



                                            WILLIAMS COMMUNICATIONS GROUP, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                         Annex A


         SECTION 1.01 Definitions. Capitalized terms used in this Annex A and, except as otherwise expressly provided in any Transaction Document with respect to specific capitalized or other terms used in such Transaction Document, capitalized terms used in the Transaction Documents and all appendices, schedules and exhibits thereto, shall in each case have the respective meanings given to them in this Section 1.01. Not all of the terms defined in this Annex A are used in any particular Transaction Document.

         "Acceleration Trigger" has the meaning assigned to such term in Section
1.01 of the Indenture.

         "Additional Shares" means shares of Williams Common Stock or, if authorized by the Board of Directors of Williams or a committee thereof, Williams Preferred Stock, in each case to be issued by Williams following a Partial Remarketing pursuant to Section 8(f) of the Remarketing and Support Agreement.

         "Administrative Expenses" means, without duplication: (a) any fees, expenses (including extraordinary expenses) and/or indemnities due or payable as of any Senior Note Payment Date to the Issuer Trustee or the Indenture Trustee, in each case, in accordance with the Transaction Documents, including all amounts set forth in the Administrative Expenses Certificate; (b) any fees and expenses due or payable as of any Senior Note Payment Date or any date upon which such fees and expenses are demanded from the holder of the WCL Interest to
(i) each of the accountants and agents of and counsel for the Issuer and the Co-Issuer in connection with services rendered in accordance with the Transaction Documents, and (ii) each Rating Agency in connection with any rating or rating estimate of the Senior Notes as contemplated by the Transaction Documents (including costs related to the maintenance of such ratings); (c) any governmental fee, charge or tax, including Taxes, due or payable as of any Senior Note Payment Date by each of the Issuer and the Co-Issuer; provided, however, that Administrative Expenses shall not include any amounts due or accrued with respect to any actions taken on or in connection with the Closing Date which shall be paid on the Closing Date.

         "Administrative Expenses Certificate" means the certificate of the Issuer dated as of the Closing Date and delivered to the Indenture Trustee setting forth the annual Administrative Expenses, as such certificate may be amended from time to time.

         "Affiliate" means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. "Affiliate of Williams" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under direct or indirect common control with Williams; provided that Williams retains, directly or indirectly, economic exposure to no less than 50% of the equity interest in such Person.

         "After-Tax Basis" means, with respect to any payment to be made on an "After-Tax Basis", that such payment will be grossed-up by the payor to make the payee whole for the net amount of additional Taxes payable as a result of the receipt or accrual of such payment and such gross-up amount (taking into account all available credits or deductions attributable to the payment or accrual of such additional Taxes). In calculating the gross-up amount, the Tax rates used shall be the highest marginal Tax rates in effect for (and payable by) the payee (or in the case of a payee that is a pass-through entity for any Tax purposes, any Person who is required to take into account any items of income, gain, loss, deduction or credit with respect to such entity) on the date of such payment or accrual.

         "Applicable Law" means, in respect of any Person, any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority, in each case that is legally binding upon such Person.

         "Asset Remedy" has the meaning assigned to such term in Section 9.04(a)(ii) of the Indenture.

         "Asset Remedy Standstill Period" has the meaning assigned to such term in Section 9.04(b)(ii) of the Indenture.

         "Authorized Officer" means (a) in the case of Williams, WCG, WCL and the Co-Issuer, any chairman, vice-chairman, president, vice president, secretary, assistant secretary, treasurer, assistant treasurer, controller, assistant controller or any other authorized officer or agent as may from time to time be designated as such, and (b) in the case of the Indenture Trustee, the Issuer or the Share Trust, a Responsible Officer or such other Persons as may from time to time be designated as such.

         "Bankruptcy" means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy.

         "Benefit Plan Investor" has the meaning assigned to such term in the Plan Asset Regulations issued by the United States Department of Labor at 29 C.F.R. Section 2510.3-101.

         "Business Day" means any day of the year except Saturday, Sunday and any day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to close in New York, New York, Wilmington, Delaware or Tulsa, Oklahoma.

         "Business Entity" means a corporation (or, when used as an adjective, corporate), limited liability company, partnership (whether general or limited), business trust, joint stock company, unincorporated association, joint venture or other applicable business entity and any asset or group of assets that is or can be operated as or as part of a business unit, whether or not having distinct legal existence.

         "Cash" means cash, amounts credited to deposit accounts and other immediately available funds that are denominated in Dollars.

         "Cash Flow Event of Default" has the meaning assigned to such term in
Section 9.01 of the Indenture.

         "Certificate of Designation" means the Certificate of Designation adopted by the Board of Directors of Williams establishing the terms of the William Preferred Stock.

         "Closing Costs" means (i) all fees, costs and expenses payable pursuant to the CSFB Fee Letter and, without duplication, the expenses and fees due and payable through the Closing Date of the Structuring Advisor (in each case, including, to the extent an invoice therefor has been delivered to Williams and WCG at least one Business Day before the Closing Date, the reasonable fees and expenses of counsel to the Structuring Advisor through the Closing Date and all fees, costs and expenses in connection with post-closing matters), (ii) all out-of-pocket costs and expenses of Williams, WCG and their respective Affiliates incurred in connection with the transactions contemplated in the Participation Agreement and the other Transaction Documents including Williams' and WCG's counsel and accountants fees, (iii) all fees, costs and expenses of the Issuer Trustee, the Share Trustee, the Indenture Trustee and the WCG Note Indenture Trustee, including their respective counsel fees, due and payable through the Closing Date and the trustee fees for the first year payable to (x) Wilmington Trust Company as the Trustee under each of the Issuer Trust Agreement and the Share Trust Agreement and (y) United States Trust Company of New York as the Indenture Trustee under the Indenture and as the WCG Note Indenture Trustee under the WCG Note Indenture and (iv) any other fees, costs and expenses with respect to the sale of the Senior Notes or the sale of the WCG Note incurred in connection with the transactions contemplated in the Participation Agreement and the other Transaction Documents.

         "Closing Date" means March 28, 2001.

         "Closing Price" for any Trading Day, means, for a security, an amount equal to the closing price for such security on such Trading Day as reported by Bloomberg L.P., or if not so reported by Bloomberg L.P., as reported by another recognized source selected by the Chief Executive Officer or Chief Financial Officer of Williams, or by the Remarketing Agents, if the Chief Executive Officer or Chief Financial Officer of Williams fails to make such selection promptly upon request by the Indenture Trustee.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

         "Co-Issuer" means WCG Note Corp., Inc., a corporation organized under the law of the State of Delaware.

         "Collateral Instructions Party" has the meaning assigned to such term in Section 9.04(h) of the Indenture.

         "Collections" has the meaning assigned to such term in Article II of the Share Trust Agreement.

         "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any security issued by, or Indebtedness of, such Person or any other agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of any of the foregoing.

         "CSFB" means Credit Suisse First Boston Corporation or any successor entity.

         "CSFB Fee Letter" means the engagement letter dated as of March 14, 2001 from CSFB to Williams.

         "Delaware UCC" means the Uniform Commercial Code as in effect from time to time in the State of Delaware.

         "Disposition" means, with respect to any property, any sale, assignment, gift, exchange, lease, conversion, transfer, pledge or other disposition or divestiture of such property, including any transfer by way of a capital contribution and the creation of any, or material increase in any existing, royalty, overriding royalty, reversionary interest, production payment or similar burden. "Dispose", "Disposing" and "Disposed" shall have correlative meanings.

         "Distribution Agreement" means an underwriting, purchase, distribution or placement agency agreement to be entered into among Williams, the Share Trust, the Remarketing Agents and any other Persons engaged by Williams, the Share Trust or the Remarketing Agents to remarket or distribute the Shares pursuant to the provisions of the Remarketing and Support Agreement (such agreement to be in a form customary for Williams for a firm commitment underwritten public offering (in the case of an underwriting agreement), a firm commitment underwritten private offering (in the case of a purchase or distribution agreement) or a best efforts private placement (in the case of a placement agency agreement), including without limitation, representations and warranties, covenants, conditions precedent, indemnification and other provisions as are then customary for such agreements), and to be prepared, executed and delivered by Williams and the Share Trust to the Remarketing Agents on or prior to the Successful Repricing Date, as set forth in Section 12 of the Remarketing and Support Agreement.

         "Documentary Taxes" means Taxes (other than income or franchise taxes) payable by reason of or in connection with the execution, delivery, filing, release, discharge, amendment or recording of any Transaction Document.

         "Dollars" and the sign "$" each mean the lawful currency of the United States.

         "Early Redemption" has the meaning assigned to such term in Section 14.01(a) of the Indenture.

         "Early Redemption Date" has the meaning assigned to such term in
Section 14.01(a) of the Indenture.

         "Early Redemption Price" has the meaning assigned to such term in
Section 14.01(b) of the Indenture.

         "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Equity Interests" means, with respect to any Person (a) shares of capital stock of (or other ownership or profit interests, including partnership, member or trust interests, in) such Person, (b) warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or such other equity ownership or equity profit interests in) such Person, or (c) securities convertible into or exchangeable for shares of capital stock of (or such other equity ownership or equity profit interests in) such Person, or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other equity interests), in each case, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Williams or WCG, as the case may be, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Termination Event" means (a) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC) or (b) the withdrawal of Williams or any ERISA Affiliate of Williams or WCG or any ERISA Affiliate of WCG, as applicable, from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Williams or any ERISA Affiliate of Williams or WCG or any ERISA Affiliate of WCG, as applicable, under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Events of Default" has the meaning assigned to such term in Section
9.01 of the Indenture.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Failed Remarketing" means the failure to sell the Shares required to be remarketed under Section 8 of the Remarketing and Support Agreement because of a Legal Impossibility.

         "Financial Investments" means:

                  (a) Cash; and

                  (b) Direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         "Fitch" means Fitch, Inc. or any successor by merger, consolidation or otherwise to its business.

         "GAAP" means consistently applied United States generally accepted accounting principles as in effect from time to time.

         "Governmental Approval" means, with respect to any Person, any consent, license, approval, registration, permit, sanction or other authorization of any nature which is required to be granted by any Governmental Authority under Applicable Law (a) for the formation of such Person, (b) for the enforceability of any Transaction Document against such Person and such Person's making of any payments contemplated thereunder, and (c) for all such other matters as may be necessary in connection with the performance of such Person's material obligations under any Transaction Document.

         "Governmental Authority" means any federal, national, state, provincial, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body, whether domestic or foreign, having jurisdiction over the matter or matters in question.

         "Hazardous Materials" means (a) petroleum or petroleum products and by-products or breakdown products thereof, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Indebtedness" of any Person means, without duplication, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures or notes, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business),
(d) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) of this definition and (f) indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) of this definition secured by any Lien on or in respect of any property of such Person; provided, that (i) Indebtedness shall not include (i) Liens consisting of interests in receivables in connection with agreements for sales of receivables of any kind by Williams for cash or
(ii) any monetary obligations or guaranties of monetary obligations of Persons as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as operating leases.

         "Indenture" means the Indenture dated as of March 28, 2001 among the Issuer, the Co-Issuer and United States Trust Company of New York as Indenture Trustee and securities intermediary.

         "Indenture Interest Account" has the meaning assigned to such term in
Section 5.01(a) of the Indenture.

         "Indenture Redemption Account" has the meaning assigned to such term in
Section 5.01(a) of the Indenture.

         "Indenture Trustee" means United States Trust Company of New York, a New York banking corporation, in its capacity as trustee under the Indenture or any successor thereto under the Indenture.

         "Independent Investment Banker" means CSFB or another independent investment banking institution of national standing appointed by the Issuer.

         "Initial Purchasers" means CSFB, Lehman, Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

         "Initial Remarketing Agent" means CSFB.

         "Initial Shares" has the meaning assigned to such term in the recitals to the Remarketing and Support Agreement.

         "Interest Payment Date" has the meaning assigned to such term in
Section 1.01 of the Indenture.

         "Interest Period" means, for any Interest Payment Date, the period from the immediately preceding Interest Payment Date to the day immediately preceding such Interest Payment Date, provided, however, for the Interest Payment Date on September 15, 2001, the Interest Period means the period from the Closing Date to the day immediately preceding such Interest Payment Date.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Investment Certificate" means the investment certificate attached as Exhibit B to the Issuer Trust Agreement.

         "Investment Company Act" means the United States Investment Company Act of 1940, as amended.

         "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Person, that shall not be dismissed or stayed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person that shall not be dismissed or stayed within 60 days.

         "Issuer" means the WCG Note Trust, a special purpose statutory business trust created under the law of the State of Delaware.

         "Issuer Material Adverse Effect" means (i) a material adverse change in the financial condition or operations of the Issuers, (ii) any event or occurrence of whatever nature that could reasonably be expected to materially and adversely affect the ability of the Issuers to perform their obligations under the Transaction Documents or (iii) the invalidity or unenforceability, in whole or in material part, of any Transaction Document to which any of WCG, WCL or the Issuer is a party.

         "Issuer Only Payment Default" has the meaning assigned to such term in
Section 9.04(i)(iv) of the Indenture.

         "Issuer Trust Agreement" means the Amended and Restated Trust Agreement of WCG Note Trust dated as of the Closing Date among WCL, the Issuer and the Issuer Trustee.

         "Issuer Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under the Issuer Trust Agreement or any successor thereto under the Issuer Trust Agreement.

         "Issuers" means the Issuer and the Co-Issuer.

         "Legal Impossibility" has the meaning assigned to such term in Section 1 of the Remarketing and Support Agreement.

         "Lehman" means Lehman Brothers Inc. or any successor entity.

         "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

         "Liquidity Agreement" means the Liquidity and Reimbursement Agreement dated as of March 28, 2001 among Williams and the Issuer.

         "Liquidity Option" has the meaning assigned to such term in Section 2 of the Liquidity Agreement.

         "Liquidity Reimbursement Obligations" has the meaning assigned to such term in Section 3 of the Liquidity Agreement.

         "Mandatory Redemption" has the meaning assigned to such term in Section 15.01(d) of the Indenture.

         "Mandatory Redemption Date" has the meaning assigned to such term in
Section 15.01(d) of the Indenture.

         "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Maturity Date" means March 15, 2004.

         "Maturity Trigger" has the meaning assigned to such term in Section
1.01 of the Indenture.

         "Moody's" means Moody's Investors Service, Inc. or any successor by merger, consolidation or otherwise to its business.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Williams or any ERISA Affiliate of Williams or WCG or any ERISA Affiliate of WCG, as applicable, is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means an employee benefit plan as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA to which Williams or any ERISA Affiliate of Williams, and one or more employers other than

Williams or an ERISA Affiliate of Williams, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Williams or any ERISA Affiliate of Williams made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "New Series" means the shares of preferred stock or other equity securities of Williams, in each case which contemplate the mandatory issuance of shares of Williams Common Stock, or shares of Williams Common Stock, the registration and sale of which are permitted pursuant to Section 7(a) of the Remarketing and Support Agreement.

         "New York UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "Note Purchase Agreement" means the Senior Note Purchase Agreement dated March 22, 2001 among Williams, WCG, WCL, the Issuer, the Co-Issuer and CSFB and Lehman on behalf of the Initial Purchasers.

         "Noteholders" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding.

         "Offering Memorandum" means the Offering Memorandum dated March 22, 2001 relating to the issuance and sale of the Senior Notes, including all of the documents of Williams or WCG filed on or prior to the Closing Date with the SEC and incorporated by reference therein.

         "Officer's Certificate" means a certificate of any Person signed by any Authorized Officer of such Person.

         "Organizational Documents" means, with respect to any Person, any certificate of incorporation, charter, by-laws, memorandum of association, articles of association, partnership agreement, limited liability company agreement, certificate of formation of a limited liability company, certificate of limited partnership, certificate of trust, trust agreement or other agreement or instrument under which such Person is formed or organized, and which established the legal personality of such Person under Applicable Law, and any amendment to any of the foregoing.

         "Partial Remarketing" has the meaning assigned to such term in Section 1 of the Remarketing and Support Agreement.

         "Participation Agreement" means the agreement dated as of March 22, 2001 among Williams, WCG, WCL, the Issuer, the Co-Issuer, the Share Trust, United States Trust Company of New York and Wilmington Trust Company.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority.

         "Permitted Assets" means:

                  (i)      the WCG Note;

                  (ii)     Equity Interests in the Co-Issuer;

                  (iii)    Financial Investments; and

                  (iv) any other assets which the Issuer may be required to own pursuant to the Transaction Documents to which it is a party.

         "Permitted Liens" with respect to any Person means the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of such Person) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Person or any Subsidiary of such Person;

                  (iii) Liens created under or contemplated by any Transaction Document;

                  (iv) Mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; and

                  (v) Liens in the nature of covenants, restrictions, rights, easements and minor irregularities in title that do not materially interfere with the business or operations of such Person as presently conducted.

         "Permitted Redemption Sources" means (a) payments in respect of the WCG Note (including proceeds of a Reset Sale or a sale of the WCG Note under Section 9.04(i) of the Indenture); (b) amounts on deposit in the Pledged Share Trust Reserve Account; (c) proceeds received pursuant to the Remarketing and Support Agreement; and/or (d) Qualified Equity Proceeds as a result of the exercise by Williams of the Share Trust Release Option.

         "Person" means any individual, trust, estate, association, Business Entity or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or, in the event such plan has terminated, to which contributions have been made, or an obligation to make contributions has accrued, during any of the five plan years preceding the date of termination of such plan by, Williams or any ERISA Affiliate of Williams or WCG or any ERISA Affiliate of WCG, as applicable, for employees of Williams or any ERISA Affiliate of Williams or WCG or any ERISA Affiliate of WCG, as applicable and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Plan Asset Regulation" means 29 C.F.R. Section 2510.3-101(f).

         "Pledged Share Trust Reserve Account" has the meaning assigned to such term in Section 5.01 of the Indenture.

         "Preliminary Offering Memorandum" means the Preliminary Offering Memorandum dated March 13, 2001 relating to the issuance and sale of the Senior Notes.

         "Pricing" means, with respect to any security, the determination of the price at which the underwriter(s) (in a firm commitment underwriting arrangement) or the purchaser(s) are willing to purchase, and the holder of such security (or issuer thereof, if such security is being newly issued) is willing to sell, such security.

         "Principal Market" means the principal exchange on which the security in question is traded or the principal market on which such security is quoted, as determined by the board of directors of the issuer of such security from time to time.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Qualified Equity Proceeds" has the meaning assigned to such term in
Section 1.01 of the Indenture.

         "Qualified Institutional Buyers" means certain "qualified institutional buyers" within the meaning of Rule 144A.

         "Rating Agencies" means Moody's, S&P and Fitch, and "Rating Agency" means any of them.

         "Redemption Proceeds" means any Collections in respect of the payment of the redemption price for the Williams Preferred Stock upon a Redemption Event in accordance with the Certificate of Designation.

         "Regulation S" means Regulation S under the Securities Act.

         "Reimbursement Obligations" means the Liquidity Reimbursement Obligations and the Share Trust Reimbursement Obligations.

         "Remarketing Agents" has the meaning assigned to such term in Section 1 of the Remarketing and Support Agreement.

         "Remarketing and Support Agreement" means the Williams Preferred Stock Remarketing, Registration Rights and Support Agreement dated as of the Closing Date among Williams, the Issuer, the Share Trust, the Indenture Trustee and the Initial Remarketing Agent.

         "Required Holders" has the meaning assigned to such term in Section
1.01 of the Indenture.

         "Reset Date" has the meaning assigned to such term in Section 1 of the Remarketing and Support Agreement.

         "Reset Event" has the meaning assigned to such term in Section 4.02 of the WCG Note Indenture.

         "Reset Sale" has the meaning assigned to such term in Section 1.01 of the WCG Note Indenture.

         "Responsible Officer" means (a) with respect to Williams, WCG and WCL, any officer of Williams, WCG or WCL, as the case may be, with knowledge of the financial matters of Williams, WCG or WCL, as the case may be, (b) with respect to the Issuer, the Issuer Trustee, the Share Trust or the Share Trustee, any officer of the Corporate Trust Administration group, or other officer who customarily performs similar functions of the Issuer Trustee or the Share Trustee, respectively, and who has direct responsibility for the administration of the related trust and (c) with respect to the Indenture Trustee, any officer assigned to the principal corporate trust office of the Indenture Trustee, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor by merger, consolidation or otherwise to its business.

         "SEC" means the Securities and Exchange Commission.

         "Secured Obligations" has the meaning assigned to such term in Section
3.01 of the Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security for the Senior Notes" has the meaning assigned to such term in Section 3.01 of the Indenture.

         "Semi-Annual Cash Flow" has the meaning assigned to such term in
Section 5.02 of the Indenture.

         "Senior Note Interest Amount" has the meaning assigned to such term in
Section 1.01 of the Indenture.

         "Senior Note Payment Date" has the meaning assigned to such term in
Section 1.01 of the Indenture.

         "Senior Note Rate" has the meaning assigned to such term in Section
1.01 of the Indenture.

         "Senior Notes" has the meaning assigned to such term in the Indenture.

         "Share Trust" means the Williams Share Trust, a special purpose statutory business trust created under the law of the State of Delaware for the purpose of holding the Shares.

         "Share Trust Agreement" means the Amended and Restated Share Trust Agreement dated as of the Closing Date among the Issuer, Williams, the Share Trust and the Share Trustee.

         "Share Trust Amount" means, as of any date of determination, an amount equal to the excess, if any, of (a) an amount sufficient to redeem the Senior Notes on the applicable Mandatory Redemption Date (including any accrued and unpaid interest and/or any make-whole premium payable in accordance with Articles XIV and XV of the Indenture, as applicable) over (b) the sum of (i) any funds or the proceeds of the sale of any investments then held in the Indenture Interest Account and the Indenture Redemption Account and (ii) any funds then held in the Pledged Share Trust Reserve Account and, in each case in clauses (i) and (ii), available to the Indenture Trustee for the payment of the Senior Notes.

         "Share Trust Contribution Account" has the meaning assigned to such term in Section 4.05(a) of the Share Trust Agreement.

         "Share Trust Distribution Account" has the meaning assigned to such term in Section 4.02(a) of the Share Trust Agreement.

         "Share Trust Reimbursement Obligations" has the meaning assigned to such term in Section 27 of the Remarketing and Support Agreement.

         "Share Trust Release Option" has the meaning assigned to such term in
Section 7(d) of the Remarketing and Support Agreement.

         "Share Trust Remedy" has the meaning assigned to such term in Section 9.04(a)(i) of the Indenture.

         "Share Trust Remedy Standstill Period" has the meaning assigned to such term in Section 9.04(b)(i) of the Indenture.

         "Share Trust Reserve" has the meaning assigned to such term in Article II of the Share Trust Agreement.

         "Share Trust Security Agreement" means the Share Trust Security Agreement dated as of March 28, 2001 between the Indenture Trustee and the Share Trust.

         "Share Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under the Share Trust Agreement or any successor thereto pursuant to the Share Trust Agreement.

         "Shares" means the Initial Shares and the Additional Shares, or the portion thereof that is then required to be issued or available for remarketing, as the context requires.

         "Special Default" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Spin-Off Notice" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Standstill Expiration Date" means the expiration date of any Standstill Period.

         "Standstill Period" means an Asset Remedy Standstill Period or a Share Trust Remedy Standstill Period.

         "Stock Price/Credit Downgrade Trigger" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Structuring Advisor" means CSFB.

         "Subsidiary" means, as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the right or power to direct, in the case of any entity of which such Person or any of its Subsidiaries is a general partner, or both the beneficial ownership of and the right or power to direct, in any other case, such limited liability company, partnership or joint venture, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that no such corporation, partnership, joint venture or other entity shall (i) constitute a Subsidiary of Williams, unless such entity is a Consolidated Subsidiary of Williams, or (ii) constitute a Subsidiary of any other Person unless such entity would appear as a consolidated subsidiary of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP.

         "Successful Repricing Date" has the meaning assigned to such term in
Section 1 of the Remarketing and Support Agreement.

         "Tax" or "Taxes" means any and all taxes (including net income, gross income, franchise, value added, ad valorem, gross receipts, leasing, excise, fuel, excess profits, sales, use, property (personal or real, tangible or intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, now existing or hereafter created or adopted, together with any and all interest, penalties, fines, additions to tax and interest thereon.

         "Trading Day" means a day on which the Principal Market with respect to a security is regularly scheduled to be open for trading. For purposes of this definition, a day on which any such Principal Market is scheduled to close (as opposed to unexpectedly closing) prior to its regular closing time shall not constitute a Trading Day.

         "Transaction Documents" means the Participation Agreement, the Issuer Trust Agreement, the Indenture, the Senior Notes, the Share Trust Agreement, the Remarketing and Support Agreement, the Share Trust Security Agreement, the Certificate of Designation, the Williams Demand Loans, the Note Purchase Agreement, the Liquidity Agreement, the WCG Note Indenture, the WCG Note, the WCG Note Reset Remarketing Agreement and any other documents required to be executed in order to satisfy, comply or evidence compliance with Section 2.3 of the Participation Agreement.

         "Treasury Yield" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Trigger Event" means the occurrence of any of the following: (i) an Acceleration Trigger, (ii) a Maturity Trigger and (iii) a Stock Price/Credit Downgrade Trigger.

         "Trust Act" means the Delaware Business Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as in effect from time to time.

         "Voluntary Bankruptcy" means, with respect to any Person: (a) (i) the inability of such Person generally to pay its debts as such debts become due,
(ii) the failure of such

Person generally to pay its debts as such debts become due or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or the filing of an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature; or (c) action taken by such Person to authorize any of the actions set forth above.

         "WCG" means Williams Communications Group, Inc., a corporation organized under the law of the State of Delaware.

         "WCG Material Adverse Effect" means (i) a material adverse effect on the business, property or financial condition of WCG and its consolidated Subsidiaries taken as a whole or (ii) the invalidity or unenforceability, in whole or in material part, of any Transaction Document to which WCG is a party.

         "WCG Note" means the note of WCG in an aggregate original principal amount of $1,500,000,000 issued under the WCG Note Indenture and sold to the Issuer on the Closing Date.

         "WCG Note Event of Default" means an "Event of Default" as such term is defined in the WCG Note Indenture.

         "WCG Note Indenture" means the indenture dated as of the Closing Date between WCG and United States Trust Company of New York.

         "WCG Note Indenture Trustee" means United States Trust Company of New York, in its capacity as trustee under the WCG Note Indenture or any successor thereto under the WCG Note Indenture.

         "WCG Note Interest" means a rate of 8.25% per annum initially, as reset in accordance with the WCG Note Indenture.

         "WCG Note Reset Remarketing Agreement" means the WCG Note Remarketing and Registration Rights Agreement dated as of March 28, 2001 among Williams, WCG, WCL, the Issuer, United States Trust Company of New York, as Indenture Trustee and WCG Note Indenture Trustee, and CSFB, as remarketing agent.

         "WCG Payment Direction Letter" means the letter agreement among WCG, the Issuer and the Indenture Trustee dated as of the Closing Date directing WCG to make payments in respect of the WCG Note directly to the Indenture Trustee.

         "WCL" means Williams Communications, LLC, a limited liability company organized under the law of the State of Delaware.

         "WCL Credit Agreement" means the Credit Agreement dated as of September 8, 1999 among WCL, as Borrower, WCG, as Guarantor, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of Montreal and The Bank of New York, as Co-Documentation Agents, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, renewing, refunding, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all obligations with respect thereto, in each case, to the extent permitted therein or adding additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "WCL Interest" has the meaning assigned to such term in Article II of the Issuer Trust Agreement.

         "WCL Material Adverse Effect" means (i) a material adverse effect on the business, property or financial condition of WCL and its consolidated Subsidiaries taken as a whole or (ii) the invalidity or unenforceability, in whole or in material part, of any Transaction Document to which WCL is a party.

         "Williams" means The Williams Companies, Inc., a corporation organized under the law of the State of Delaware.

         "Williams Common Stock" means the common stock, par value $1.00 per share, of Williams.

         "Williams Credit Agreement" means the Credit Agreement dated as of July 25, 2000 among Williams, Northwest Pipeline Corporation, a Delaware corporation, Transcontinental Gas Pipe Line Corporation, a Delaware corporation, Texas Gas Transmission Corporation, a Delaware corporation, the Banks party thereto, The Chase Manhattan Bank and Commerzbank AG, as Co-Syndication Agents, Credit Lyonnais New York Branch, as Documentation Agent, and Citibank, N.A., as Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, renewing, refunding, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all obligations with respect thereto, in each case, to the extent permitted therein or adding additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Williams Demand Loans" means loans made from time to time by the Share Trust to, and at all times the obligor under which is, Williams or an affiliate of Williams

(provided that any loan to such affiliate is unconditionally guaranteed by Williams); provided that (i) the obligations of Williams with respect to such loan or such guarantee, as the case may be, rank at all times at least pari passu in priority of payment with all other senior unsecured Indebtedness of Williams, (ii) such loan is payable upon demand thereon but only to the extent of the amount demanded, (iii) such loan is denominated in Dollars, (iv) such loan is evidenced by a promissory note, the form of which is attached as Exhibit B to the Share Trust Agreement, (v) such loan bears interest at the fixed rate provided therein and (vi) each Williams Demand Loan shall provide that the principal and accrued interest thereon becomes due and payable upon the occurrence of any Trigger Event.

         "Williams Event" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Williams Material Adverse Effect" means (i) a material adverse effect on the business, assets, condition or operations of Williams and its consolidated Subsidiaries taken as a whole or (ii) the invalidity or unenforceability, in whole or in material part, of any Transaction Document to which Williams is a party.

         "Williams Payment Direction Letter" means the letter agreement among the Share Trust, Williams and the Indenture Trustee dated as of the Closing Date directing Williams to make payments (or to cause any other obligor under a Williams Demand Loan to make payments) in respect of the Williams Demand Loan representing the Share Trust Reserve directly to the Indenture Trustee.

         "Williams Preferred Stock" means the March 2001 Mandatorily Convertible Single Reset Preferred Stock, par value $1.00 per share, issued by Williams and having an initial liquidation preference, in the aggregate, of $1,400,000,000.

         "Withdrawal Liability" has the meaning assigned to such term under Part 1 of Subtitle E of Title IV of ERISA.

         SECTION 1.02 Rules of Construction. This Annex A and, except as otherwise expressly provided in any Transaction Document with respect to specific rules of construction for such Transaction Document, all Transaction Documents and all appendices, schedules and exhibits to the Transaction Documents shall be governed by, and construed in accordance with, the following rules of construction:

                  (a) Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, the word or phrase "from" and "commencing on" mean "from and including" and the words or phrase "to" and "until" and "ending on" mean "to but excluding".

                  (b) Accounting Terms. All accounting terms shall be construed in accordance with GAAP applied consistently, except to the extent otherwise specified in the provisions of Section 1.01 or 1.02 hereof.

                  (c) No Presumption Against Any Party. Neither any Transaction Document nor any uncertainty or ambiguity therein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, each Transaction Document has been reviewed by each of the parties thereto and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties thereto.

                  (d) Use of Certain Terms. Unless the context of any Transaction Document requires otherwise, the plural includes the singular, the singular includes the plural, and "including" has the inclusive meaning of "including without limitation". The words "hereof", "herein", "hereby", "hereunder", and other similar terms of any Transaction Document refer to such Transaction Document (including this Annex A to the extent incorporated or referred to therein (whether or not actually attached thereto) and all other annexes, schedules and exhibits attached thereto) as a whole and not exclusively to any particular provision of such Transaction Document. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

                  (e) Headings and References. Article, Section and other headings are for reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of any Transaction Document or any provision thereof. References in any Transaction Document to Articles, Sections, Annexes, Schedules and Exhibits refer to Articles, Sections, Annexes, Schedules, and Exhibits of or to such Transaction Document, and references in Sections of such Transaction Document to any clause refer to such clause of such Section. Whether or not specified in any Transaction Document or in this Annex A, references in such Transaction Document or in this Annex A to such Transaction Document, any other Transaction Document or any other agreement include, unless otherwise provided in such Transaction Document or in this Annex A, this Annex A, such Transaction Document, the other Transaction Documents and such other agreements, as the case may be, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions thereof and of any other Transaction Documents applicable thereto. In the event that any term is defined by reference to a Transaction Document and such Transaction Document is terminated, such term has the meaning assigned to it in such Transaction Document immediately prior to the termination thereof. Whether or not specified in any Transaction Document or in this Annex A, a reference to any Applicable Law or law (as the case may be) as at any time shall mean that Applicable Law or law (as the case may be) as it may have been amended, restated, supplemented or otherwise modified from time to time, and any successor Applicable Law or law (as the case may be). A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Annex A or any Transaction Document governing the assignment of rights and obligations under, or the binding effect, of any provision of this Annex A or any Transaction Document.

                  (f) Revised Annex A. On and after the Closing Date, all references to this Annex A in this Agreement or any other Transaction Document shall, without any further act by any Person, be deemed to refer to such Annex A as so revised on or prior to the Closing Date and as amended, supplemented, amended and restated or otherwise modified from time to time after the Closing Date in accordance with the Transaction Documents.